UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Dine Brands Global, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2024 Annual Meeting and Proxy Statement

2024 PROXY STATEMENT

10 West Walnut Street, 5th Floor

Pasadena, California 91103

(866) 995-DINE

March 29, 2024

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders of Dine Brands Global, Inc. (the “Annual Meeting”), which will be held on Tuesday, May 14, 2024, at 8:00 a.m., local time, at our offices located at 10 West Walnut Street, 5th Floor, Pasadena, California 91103. At this year’s Annual Meeting, you will be asked to: (i) elect the ten directors identified in this proxy statement; (ii) ratify the appointment of Ernst & Young LLP as our independent auditor for 2024; (iii) approve, on an advisory basis, the compensation of our named executive officers; (iv) consider a stockholder proposal regarding climate change policies and climate change risk disclosures; and (v) consider a stockholder proposal regarding group-housed pork.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Annual Meeting. You can vote your shares over the Internet, by telephone or by using a traditional proxy card. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

We urge you to review carefully the proxy materials and to vote: (i) FOR the election of each of the directors identified in this proxy statement; (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent auditor; (iii) FOR the approval, on an advisory basis, of the compensation of our named executive officers; (iv) AGAINST the stockholder proposal regarding climate change policies and climate change risk disclosures; and (v) AGAINST the stockholder proposal regarding group-housed pork.

Thank you for your continued support of and interest in Dine Brands Global, Inc. We look forward to seeing you on May 14th.

Sincerely yours,

Richard J. Dahl	John W. Peyton
Chairman of the Board of Directors	Chief Executive Officer

2024 PROXY STATEMENT

10 West Walnut Street, 5th Floor

Pasadena, California 91103

(866) 995-DINE

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2024

March 29, 2024

To the Stockholders of Dine Brands Global, Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Dine Brands Global, Inc., a Delaware corporation (the “Corporation”), will be held at 10 West Walnut Street, 5th Floor, Pasadena, California 91103, on Tuesday, May 14, 2024, at 8:00 a.m., local time, for the following purposes as more fully described in the accompanying proxy statement:

1)	To elect the ten directors identified in the proxy statement;

2)	To ratify the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2024;

3)	To approve, on an advisory basis, the compensation of the Corporation’s named executive officers;

4)	To vote on a stockholder proposal regarding climate change policies and climate change risk disclosures; and

5)	To vote on a stockholder proposal regarding group-housed pork.

Only stockholders of record at the close of business on March 15, 2024, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

Christine K. Son,

Senior Vice President, Legal, General Counsel and Secretary

2024 PROXY STATEMENT

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders

of Dine Brands Global, Inc.

to Be Held on May 14, 2024

The notice of the Annual Meeting, proxy statement, 2023 annual report to stockholders and the means to vote by Internet are available at www.envisionreports.com/DIN.

Your Vote is Important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating, and returning the proxy card. If you did not receive a paper copy of the proxy statement with the proxy card and would like to vote by proxy card, please refer to the instructions on requesting a paper copy of these materials in this proxy statement. All stockholders are cordially invited to attend the Annual Meeting. If you attend the Annual Meeting, you may vote during the meeting if you wish, even if you have previously voted by another method.

2024 PROXY STATEMENT

2024 PROXY STATEMENT
PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

10 West Walnut Street, 5th Floor

Pasadena, California 91103

(866) 995-DINE

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

Q: Why am I receiving these materials?

A: Dine Brands Global, Inc. (the “Corporation”) has made these materials available to you on the Internet and by mail in connection with the Corporation’s solicitation of proxies for use at the 2024 Annual Meeting of Stockholders (“Annual Meeting”) to be held on Tuesday, May 14, 2024, at 8:00 a.m., local time, and at any adjournment or postponement thereof. These materials were first sent or made available to stockholders on March 29, 2024. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Annual Meeting will be held at 10 West Walnut Street, 5th Floor, Pasadena, California 91103.

Q: What is included in these materials?

A: These materials include:

•	This proxy statement for the Annual Meeting; and

•	The Corporation’s 2023 annual report to stockholders, which contains the annual report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (“SEC”) on February 28, 2024.

Q: What items will be voted on at the Annual Meeting?

A: The Board of Directors is requesting that stockholders vote on the following five proposals at the Annual Meeting:

Proposal One: The election of the ten directors identified in this proxy statement.

Proposal Two: The ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2024.

Proposal Three: The approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.

Proposal Four: A stockholder proposal regarding climate change policies and climate change risk disclosures.

Proposal Five: A stockholder proposal regarding group-housed pork.

Q: What are the voting recommendations of the Board of Directors?

A: The Board of Directors recommends that you vote your shares:

•	“FOR” the ten individuals nominated to serve as directors;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2024;

•	“FOR” the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers;

•	“AGAINST” the stockholder proposal regarding climate change policies and climate change risk disclosures; and

•	“AGAINST” the stockholder proposal regarding group-housed pork.

1

2024 PROXY STATEMENT
PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Q: Who is entitled to vote?

A: Only stockholders of record at the close of business on March 15, 2024 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 15,453,001 shares of common stock, par value $.01 per share (the “Common Stock”) outstanding. The holders of Common Stock are entitled to one vote per share. Stockholders of record of the Common Stock may vote their shares either at the Annual Meeting or by proxy.

Q: What constitutes a “quorum”?

A: A quorum is necessary to hold a valid meeting of stockholders. A quorum exists if the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote at the Annual Meeting are present at the meeting or represented by proxy.

Q: How do I cast my vote?

A: There are four ways to vote:

•	By Internet. To vote by Internet, go to www.envisionreports.com/DIN. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time on May 13, 2024. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by Internet, do not return your proxy card or voting instruction card unless you intend to revoke your earlier vote. If you hold your shares in “street name,” please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank, or other holder of record for Internet voting instructions.

•	By Telephone. To vote by telephone, registered stockholders should dial 800-652-VOTE (8683) and follow the instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time, May 13, 2024. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card unless you intend to revoke your earlier vote. If you hold your shares in street name, please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank, or other holder of record for telephone voting instructions.
•	By Mail. By signing the proxy card and returning it in the prepaid and addressed envelope enclosed with proxy materials delivered by mail, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. Stockholders are encouraged to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are ultimately unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

•	At the Annual Meeting. If you attend the Annual Meeting and plan to vote in person, you will be provided with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares. Whether you are a stockholder of record or a beneficial owner, you must bring valid, government-issued photo identification to gain admission to the Annual Meeting. For directions to the Annual Meeting, please visit the Investors section of the Corporation’s website at http://www.dinebrands.com.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by 11:59 p.m., Eastern Time on May 13, 2024.

Q: What happens if I do not give specific voting instructions?

A: If you do not give specific voting instructions, the following will apply:

Stockholders of Record. If you are a stockholder of record and properly sign and return a proxy card, but do not give specific voting instructions for each proposal, then the proxy holders will vote your shares as follows:

•	“FOR” the ten individuals nominated to serve as directors;

2

2024 PROXY STATEMENT
PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2024;

•	“FOR” the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers;

•	“AGAINST” the stockholder proposal regarding climate change policies and climate change risk disclosures; and

•	“AGAINST” the stockholder proposal regarding group-housed pork.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the “NYSE”), the organization that holds your shares may generally vote on routine matters in its discretion (such as Proposal Two—ratification of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ended December 31, 2024) but cannot vote on non-routine matters (such as Proposal One and Proposals Three through Five). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the tabulator of votes that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote” and will have no impact on the voting results of the proposals to be presented at the Annual Meeting. Accordingly, stockholders are urged to give their broker or bank instructions on voting their shares on all matters.

Q: How will my stock be voted on other business brought up at the Annual Meeting?

A: By signing and submitting your proxy card or voting your shares on the Internet or by telephone, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. As of the date of this proxy statement, the Corporation does not know of any other business to be considered at the Annual Meeting.

Q: Can I change my vote or revoke my proxy?

A: Yes. If you are a stockholder of record, you can change your vote at any time before it is voted at the Annual Meeting by entering a new vote using the Internet or telephone, by submitting a later-dated proxy card or by voting by ballot at the Annual Meeting. You may also revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Corporation or you can revoke your proxy by voting during the Annual Meeting. If you hold shares in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you register to attend the Annual Meeting and obtain a legal proxy from your broker or other nominee authorizing you to vote the shares.

Q: What vote is necessary to pass the items of business at the Annual Meeting?

A: Assuming a quorum is present at the Annual Meeting, the ten director nominees identified in this proxy statement will be elected if they receive a majority of the votes cast. This means that the individuals nominated for election to the Board of Directors (Proposal One) will be elected if the votes cast “FOR” such nominee’s election exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes have no effect on the proposal for the election of directors. Any nominee for director who receives a greater number of votes cast “AGAINST” his or her election than votes cast “FOR” such election is required to tender his or her resignation to the Nominating and Corporate Governance Committee of the Board of Directors within 15 days of the certification of the stockholder vote at the Annual Meeting. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the tendered resignation, and the Board of Directors will act on such recommendation within 90 days of the certification of the stockholder vote at the Annual Meeting.

The affirmative vote of a majority of the voting power of the stock present or represented by proxy and entitled to vote on the proposal is required to approve Proposal Two, the ratification of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2024; Proposal Three, the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers; Proposal Four, the stockholder proposal regarding climate change policies and climate change risk disclosures; and Proposal Five, the stockholder proposal regarding group-housed pork. If you abstain from voting on these matters, the abstention will have the same effect as a vote against that proposal. Broker non-votes, if any, will have no effect on the outcome of the proposals.

3

2024 PROXY STATEMENT
PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: Pursuant to rules adopted by the SEC, the Corporation has elected to provide access to its proxy materials via the Internet. Accordingly, the Corporation mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to its stockholders on March 29, 2024. The Notice contains instructions on how to access the Corporation’s proxy materials, including this proxy statement and the Corporation’s 2023 annual report to stockholders. The Notice also contains instructions on how to vote. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail or electronically by email. The Corporation encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings. This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials on an ongoing basis, please follow the instructions included in the Notice. If you have previously elected to receive the Corporation’s proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Q: What are the costs of this proxy solicitation and who will bear them?

A: The Corporation will bear the expense of printing, mailing, and distributing these proxy materials and soliciting votes. In addition to using the mail, the Corporation’s directors, officers, employees, and agents may solicit proxies by personal interview, telephone, or otherwise, although they will not be paid any additional compensation. The Corporation will request brokers and nominees who hold shares of the Corporation’s Common Stock in their names to furnish proxy materials to beneficial owners of the shares. The Corporation will reimburse such brokers and nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to such beneficial owners.

In addition, the Corporation has retained Morrow Sodali LLC to assist in the distribution and solicitation of proxies. The Corporation has agreed to pay Morrow Sodali LLC a fee of approximately $17,500 plus other solicitation-related expenses.

Q: Who will count the votes?

A: A representative of Computershare, transfer agent for the Corporation, will count the votes and will serve as the independent inspector of elections for the Annual Meeting.

4

2024 PROXY STATEMENT
PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Additional Information

The Corporate Governance section of the Dine Brands Global, Inc. website provides up-to-date information about the Corporation’s corporate governance policies and practices. In addition, the Investors section of the website includes links to the Corporation’s filings with the SEC, news releases, and investor presentations by management. Please note that information contained on the Corporation’s website does not constitute part of this proxy statement. You may also obtain a copy of our periodic filings from the SEC’s EDGAR database at www.sec.gov.

5

2024 PROXY STATEMENT
IMPORTANT NOTE

IMPORTANT NOTE

You should rely only on the information contained in this proxy statement to vote on the proposals at the Annual Meeting. The Corporation has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 29, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, unless indicated otherwise herein, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

6

2024 PROXY STATEMENT
CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Current Board of Directors

The Corporation’s Restated Certificate of Incorporation provides that all directors will stand for election annually. As of the date of this proxy statement, there are 11 members of the Board of Directors:

Howard M. Berk
Susan M. Collyns
Richard J. Dahl
Michael C. Hyter
Caroline W. Nahas
Douglas M. Pasquale
John W. Peyton
Martha C. Poulter
Matthew T. Ryan
Arthur F. Starrs
Lilian C. Tomovich

Susan M. Collyns, currently a director, is not standing for re-election and will be retiring from the Board of Directors as of March 31, 2024. Effective upon Ms. Collyns’ departure, the size of the Board will be 10 members.

The Board of Directors recently appointed Matthew T. Ryan as a director of the Corporation, effective March 1, 2024. Mr. Ryan was first identified as a candidate to serve as a director by a non-management director of the Corporation.

The business and affairs of the Corporation are managed under the direction of the Board of Directors. It is management’s responsibility to formalize, propose and implement strategic choices and it is the Board of Directors’ role to approve strategic direction and evaluate strategic results, including both the performance of the Corporation and the performance of the Chief Executive Officer.

Board Leadership Structure

The Corporation’s Amended and Restated Bylaws (the “Bylaws”) require the Chairman of the Board of Directors to be elected from the independent members of the Board of Directors as determined by the NYSE listing standards. Mr. Dahl has served as the independent Chairman of the Board of Directors since September 2017.

The Board of Directors believes the separation of the roles of Chairman of the Board of Directors and Chief Executive Officer allows the Chief Executive Officer to focus on managing the daily operations of the business and enhances the Board of Directors’ independence from management, thus leading to better monitoring and oversight of management. The Board of Directors believes this structure best serves the interests of the Corporation and its stockholders.

The Corporation’s Corporate Governance Guidelines outline the responsibilities of the Chairman of the Board of Directors. Amongst other responsibilities, the duties of the Chairman of the Board of Directors include:

•	leading and overseeing the Board of Directors;

•	presiding at Board of Directors meetings and the annual meeting of stockholders;

•	developing the agenda for Board of Directors meetings in consultation with the Chief Executive Officer;

•	working with the Nominating and Corporate Governance Committee to oversee the annual evaluations of the Board of Directors;

•

serving as the principal liaison between the independent directors and the Chief Executive Officer and other members of management, provided that the Board of Directors also has full and unfettered access to the Chief Executive Officer and management;

7

2024 PROXY STATEMENT
CORPORATE GOVERNANCE

•	advising and serving as a partner to the Chief Executive Officer;

•

after reviewing with the Board of Directors, conducting the Chief Executive Officer’s annual performance review with the Chair of the Nominating and Corporate Governance Committee and conducting the Chief Executive Officer’s annual compensation discussion with the Chair of the Compensation Committee;

•	calling special meetings of stockholders and the Board of Directors as the Chairman of the Board of Directors deems appropriate;

•	meeting with the Chair of each committee in the first quarter of each year to discuss and set such committee’s goals and priorities for the year following the annual meeting of stockholders; and

•	serving as an advisor to management on investor relations matters as necessary and appropriate.

The Role of the Board of Directors in Risk Oversight

The Board of Directors and each of its committees have an active role in overseeing management of the Corporation’s risks. The Board of Directors regularly reviews information regarding the Corporation’s strategic, financial and operational risks and believes that evaluating how the executive team manages the various risks confronting the Corporation is one of its most important areas of oversight.

In carrying out this critical responsibility, the Board of Directors has established an Enterprise Risk Management Council consisting of our Chief Executive Officer, key members of the brand business units, risk management, quality assurance, legal, finance and internal audit functions within the Corporation. The Enterprise Risk Management Council assists the Board of Directors with the identification, assessment, management, and monitoring of risks inherent to the business of the Corporation and with risk management decisions pertaining to the Corporation’s practices and activities. The Enterprise Risk Management Council is led by the Corporation’s Executive Director of Risk Management, who reports regularly to the Audit Committee and the Board of Directors.

The Audit Committee assists the Board of Directors with oversight of the Corporation’s policies with respect to risk assessment and risk management. In addition, the Audit Committee oversees and evaluates the management of risks associated with accounting, auditing, financial reporting and internal controls over financial reporting, food safety, quality assurance and cybersecurity. The Audit Committee has chosen one committee member to act as the liaison between the Board of Directors and the Corporation’s risk management team regarding these processes. The Audit Committee assists the Board of Directors and the Chief Executive Officer in its oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance, qualifications, and independence of the Corporation’s independent auditor and the performance of the Corporation’s internal audit function. The Audit Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and the Corporation’s internal audit function assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee and the Nominating and Corporate Governance Committee also oversee risks within their respective areas of responsibility. The Compensation Committee oversees the management of risks relating to the Corporation’s compensation policies and practices. The Nominating and Corporate Governance Committee oversees the management of risks associated with the Board of Directors’ organization, membership and structure, corporate governance, the independence of members of the Board of Directors and assessment of the performance and effectiveness of each member of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports and management updates about such risks.

The Role of the Board of Directors in ESG Oversight

The Board of Directors and each of its committees have an active role in overseeing the Corporation’s environmental, social, and governance (“ESG”) strategy and risks, including climate risks. To assist the Board of Directors in carrying out this responsibility, the Corporation has established a management ESG Task Force, which is a cross-functional team consisting of

8

2024 PROXY STATEMENT
CORPORATE GOVERNANCE

members from the following functional areas: quality assurance, architecture and design, human resources, legal, risk management, finance, communications, brands, and international. Our management ESG Task Force also frequently engages and collaborates with our purchasing cooperative, an independent third-party entity. The Board of Directors receives regular reports from our management ESG Task Force.

The Nominating and Corporate Governance Committee reviews and oversees the Corporation’s actions on issues related to corporate social responsibility, sustainability (including climate change), philanthropy, and other matters associated with the Corporation’s participation as a global corporate citizen, as well as our political activities and contributions and other public policy issues. Additionally, the Nominating and Corporate Governance Committee has chosen one committee member to act as the liaison between the Board of Directors and the Corporation’s ESG Task Force regarding these matters. The Compensation Committee oversees and monitors progress of programs regarding the Corporation’s organizational culture, including diversity and inclusion. The Audit Committee reviews risk assessments from management with respect to food safety and quality assurance and cybersecurity.

ESG Report

The Corporation is committed to transparency and accountability regarding a wide range of ESG topics most relevant to our business and important to our stakeholders. We regularly engage with stockholders, stakeholders, and industry experts on these topics. In our ESG Report, which is available on our website, we include information regarding our strategy and goals relating to diversity, the environment, food safety and responsible sourcing, including animal welfare, among other topics. We intend to continue to publish ESG Reports on an annual basis.

Director Independence

The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Board of Directors has had a majority of independent directors since the Corporation went public in 1991.

Under the NYSE rules, a director qualifies as “independent” if the Board of Directors affirmatively determines that the director has no material relationship with the Corporation (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Corporation). Based upon a review of the directors’ backgrounds and business activities, the Board of Directors has affirmatively determined that directors Howard M. Berk, Richard J. Dahl, Michael C. Hyter, Caroline W. Nahas, Douglas M. Pasquale, Martha C. Poulter, Matthew T. Ryan, Arthur F. Starrs, and Lilian C. Tomovich have no material relationships (other than service as a director on the Board of Directors) with the Corporation and therefore that they each qualify as independent. In addition, Susan M. Collyns, who is not standing for re-election, was considered independent.

John W. Peyton, the Corporation’s Chief Executive Officer, does not qualify as an independent director.

Both the Sarbanes-Oxley Act of 2002 and the NYSE rules require the Board of Directors to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Board of Directors to have a compensation committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors. The Corporation is in compliance with these requirements.

Codes of Conduct

The Corporation is committed to maintaining high standards of business conduct and corporate governance, which the Corporation considers essential to running its business efficiently, serving the Corporation’s stockholders well and maintaining the Corporation’s integrity in the marketplace. Accordingly, the Board of Directors has adopted a Global Code of Conduct, which applies to all directors, officers and employees of the Corporation. The Global Code of Conduct sets forth the fundamental principles and key policies that govern the way the Corporation conducts business, including workplace conduct, conflicts of interest, gifts and entertainment, political and community involvement, protection of corporate property, fair business practices, global relations and other laws and regulations applicable to the Corporation’s business.

In addition to the Global Code of Conduct, the Board of Directors has adopted a Code of Conduct for Non-Employee Directors, which serves as guidance to the Corporation’s non-employee directors on ethical issues including conflicts of interest, confidentiality, corporate opportunities, fair disclosure, protection and proper use of corporate assets, fair dealing, harassment and discrimination, and other laws and regulations applicable to the Corporation’s business.

9

2024 PROXY STATEMENT
CORPORATE GOVERNANCE

The Board of Directors has also adopted the Code of Ethics for the Chief Executive Officer and Senior Financial Officers. These individuals are expected to avoid actual or apparent conflicts between their personal and professional relationships and make full disclosure of any material transaction or relationship that could create or appear to create a conflict of interest to the General Counsel, who will inform and seek a determination from the Chair of the Audit Committee as to whether a conflict exists and the appropriate disposition of the matter. In addition, these individuals are expected to promote the corporate policy of making full, fair, accurate and understandable disclosure in all reports and documents filed with the SEC; report violations of the Code of Ethics to the General Counsel or the Chair of the Audit Committee; and request from the General Counsel any waivers of the Code of Ethics, which shall be publicly disclosed if required by applicable law.

Any waiver of any provision of the Global Code of Conduct or the Code of Ethics for Chief Executive Officer and Senior Financial Officers for any executive officer may be granted only by the Board of Directors. Any waiver of the Code of Conduct for Non-Employee Directors may be granted only by the disinterested directors of the Board of Directors or the Audit Committee, and any such waiver shall be promptly disclosed to the Corporation’s stockholders. The Board of Directors and the Audit Committee review whether such waivers are in the best interests of the Corporation and its stockholders, taking into account all relevant factors. In 2023, there were no waivers of (a) the Global Code of Conduct for executive officers, (b) the Code of Ethics for Chief Executive Officer and Senior Financial Officers, or (c) the Code of Conduct for Non-Employee Directors.

The Corporation also maintains an ethics hotline to allow any employee to express a concern or lodge a complaint, confidentially and anonymously, about any potential violation of the Corporation’s Global Code of Conduct.

Copies of the Global Code of Conduct, the Code of Conduct for Non-Employee Directors and the Code of Ethics for Chief Executive Officer and Senior Financial Officers can be found in the Corporate Governance section of the Corporation’s website, http://www.dinebrands.com. In addition, printed copies of the codes of conduct are available at no charge upon request to the Secretary at Dine Brands Global, Inc., 10 West Walnut Street, 5th Floor, Pasadena, California 91103, (866) 995-DINE. We will disclose any future substantive amendments to, or waivers granted to any officer from, the provisions of these ethics policies and standards on the Corporation’s website as promptly as practicable as may be required under applicable rules of the SEC or the NYSE.

Corporate Governance Guidelines

The Corporation has adopted corporate governance guidelines which can be found in the Corporate Governance section of the Corporation’s website, http://www.dinebrands.com. In addition, printed copies of the Corporation’s corporate governance guidelines are available at no charge upon request to the Secretary at Dine Brands Global, Inc., 10 West Walnut Street, 5th Floor, Pasadena, California 91103, (866) 995-DINE.

Director Attendance at Meetings

Directors are expected to attend the Corporation’s Annual Meeting. All directors then in office attended the 2023 annual meeting of stockholders.

The Board of Directors held four meetings during 2023. During 2023, each incumbent director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she served as a director.

Executive Sessions of Non-Management Directors

The NYSE rules require that the non-management directors of a listed company meet at regularly scheduled executive sessions without management. The Corporation’s non-management directors generally meet separately at regular meetings of the Board of Directors and committee meetings. The independent Chairman of the Board of Directors, Richard J. Dahl, presides during executive sessions of the Board of Directors.

10

2024 PROXY STATEMENT
CORPORATE GOVERNANCE

Communications with the Board of Directors

Stockholders and other interested persons wishing to communicate directly with the Board of Directors, the Chairman of the Board of Directors, any committee or chair of a committee, or any non-management director, individually or as a group, may do so by sending written communications appropriately addressed to the following address:

Dine Brands Global, Inc.

(or a particular subgroup or individual director)

c/o Office of the Secretary

10 West Walnut Street, 5th Floor

Pasadena, California 91103

Each written communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Board of Directors has designated the Secretary of the Corporation as its agent to receive and review communications addressed to the Board of Directors, Chairman of the Board of Directors, any committee or chair of a committee, or any non-management director, individually or as a group. The Office of the Secretary will initially receive and process communications to determine whether it is a proper communication for the Board of Directors. If the envelope containing a communication that a stockholder or other interested person wishes to be confidential is conspicuously marked “Confidential,” the Secretary of the Corporation will not open the communication prior to forwarding it to the appropriate individual(s). Generally, any communication that is primarily commercial, offensive, illegal or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board of Directors, may not be forwarded.

Board of Directors Retirement Policy

The Corporation’s corporate governance guidelines provide that no person may stand for election to serve as a member of the Corporation’s Board of Directors if such person shall have reached the age of 76. However, upon the recommendation of the Nominating and Corporate Governance Committee, and upon approval by the Board of Directors, a person who has reached the age of 76 may be permitted to stand for election and, if elected, continue to serve on the Board of Directors. Exceptions to our retirement policy are expected to be reserved for special circumstances where the Board of Directors determines it is in the best interest of the Corporation and its stockholders to make such an exception.

Other Public Corporation Directorships

The Corporation’s corporate governance guidelines provide that directors should not serve on more than a total of four public corporation boards, inclusive of service on the Corporation’s Board of Directors. Directors who also serve as executives of the Corporation should not serve on more than a total of two public corporation boards, inclusive of service on the Corporation’s Board of Directors. The Nominating and Corporate Governance Committee has discretion to waive this guideline on a case-by-case basis if it determines that special circumstances warrant permitting a director to serve on more than the applicable number of public corporation boards allowed under the corporate governance guidelines.

Certain Relationships and Related Person Transactions

The Corporation’s Global Code of Conduct provides that executive officers who encounter a potential or actual conflict of interest must fully disclose all facts and circumstances to the Corporation’s General Counsel, who will inform and seek a determination from the Audit Committee as to whether a conflict exists and the appropriate disposition of the matter. The Corporation’s Code of Ethics for Chief Executive and Senior Financial Officers provides that no senior officer may enter into any investment, accept any position or benefits, participate in any transaction or business arrangement or otherwise act in a manner that creates or appears to create a conflict of interest unless the senior officer makes full disclosure of all facts and circumstances to, and obtains the prior written approval of, the General Counsel, the Chair of the Audit Committee of the Board of Directors and/or the Board of Directors. The Corporation’s Code of Conduct for Non-Employee Directors provides that any director who becomes aware of any situation that involves, or reasonably may appear to involve, a conflict of interest with the Corporation must promptly bring it to the attention of the Corporation’s General Counsel or to the Chair of the Audit Committee. The Nominating and Corporate Governance Committee considers conflicts of interest in evaluating director nominees.

11

2024 PROXY STATEMENT
CORPORATE GOVERNANCE

The Board of Directors recognizes that transactions involving the Corporation and related parties present a heightened risk of conflicts of interest. The charter of the Audit Committee provides that it will review any related party transactions and, in doing so, consider the business rationale for the transaction and whether appropriate disclosures should be made. Since January 1, 2023, there were no transactions between the Corporation and any related party of the type or amount required to be disclosed under Item 404 of Regulation S-K.

Board of Directors Committees and Their Functions

The Board of Directors has three standing committees, each of which operates under a written charter approved by the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of these committees is an independent director in accordance with the NYSE listing standards and the applicable rules and regulations of the SEC.

The Audit Committee Charter, the Compensation Committee Charter, and the Nominating and Corporate Governance Committee Charter can be found in the Corporate Governance section of the Corporation’s website, http://www.dinebrands.com. Printed copies are also available at no charge upon request to the Secretary at Dine Brands Global, Inc., 10 West Walnut Street, 5th Floor, Pasadena, California 91103, (866) 995-DINE.

12

2024 PROXY STATEMENT
CORPORATE GOVERNANCE

The chart below identifies directors who are members and chairs of each committee as of the date of this proxy statement, the principal functions of each committee and the number of meetings held by each committee during 2023. The Board of Directors believes that committee rotation fosters the sharing of new perspectives and enables directors with diverse skills and experiences to focus on different areas of oversight. The Nominating and Corporate Governance Committee regularly considers committee rotation and makes recommendations to the Board of Directors as appropriate.

Name of Committee and Membership	Principal Functions and Responsibilities

Audit Committee

Douglas M. Pasquale, Chair*

Howard M. Berk

Susan M. Collyns (resigning as
of March 31, 2024)

Richard J. Dahl

Martha C. Poulter

Arthur F. Starrs

Matthew T. Ryan (appointed as of March 1, 2024)

•  Appoint and oversee the work of the independent auditor in preparing or issuing an audit report or performing other audit, review or attest services for the Corporation.

•  Review and discuss annual audited financial statements and quarterly financial statements, as well as Form 10-Ks and Form 10-Qs. Review and discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

•  Discuss the Corporation’s policies with respect to risk assessment and risk management and review and evaluate the guidelines and policies developed and implemented by management with respect to risk assessment and risk management. Oversee and review with the Board of Directors risk and risk mitigation associated with the Committee’s purpose and areas of responsibility, including accounting, auditing, financial reporting and internal controls over financial reporting. Review and discuss with the Board of Directors, at least annually and at the Board of Directors’ request, issues relating to the assessment and mitigation of major financial risks affecting the Corporation.

Meetings in 2023	• Review risk assessments from management with respect to cybersecurity and oversee
Ten Meetings

    the Corporation’s cybersecurity risk management processes. Review risk assessments from management with respect to food safety and quality assurance.

•  Review the scope, progress and results of the internal audit program, including significant findings and recommendations and management’s responses.

•  Review the Corporation’s program to monitor compliance with the Corporation’s Global Code of Conduct. Review any requests for waivers.

•  Review and discuss the Corporation’s information technology program and overall trends in technology.

•  Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

•  Review and approve all related party transactions (as defined under Item 404 of Regulation S-K and under the standards of the Public Company Accounting Oversight Board).

*Mr. Pasquale is considered an audit committee financial expert.

13

2024 PROXY STATEMENT
CORPORATE GOVERNANCE

Name of Committee and Membership	Principal Functions and Responsibilities
Compensation Committee Howard M. Berk, Chair Caroline W. Nahas Lilian C. Tomovich

•  Review and approve the Corporation’s overall compensation philosophy and related compensation and benefits programs, policies and practices.

•  Review and recommend for approval by the Board of Directors equity incentive compensation and other stock-based plans.

•  Review and approve the performance goals and objectives for the Chief Executive Officer’s compensation and evaluate the Chief Executive Officer’s performance in light of these performance goals and objectives in order to determine and approve the Chief Executive Officer’s compensation package. Based on recommendations from the Chief Executive Officer, evaluate the performance of the other executive officers of the Corporation (which shall be the Corporation’s Section 16 officers under applicable SEC rules) and approve the compensation for such executive officers.

Meetings in 2023	• Review and approve changes to perquisites or other personal benefits provided
Six Meetings

    to executive officers of the Corporation.

•  Review and approve a peer group of companies against which to compare the Corporation’s executive compensation.

•  Review compliance of each director and executive officer with the Corporation’s stock ownership guidelines and take any appropriate action in connection therewith.

•  Review and approve any severance or termination arrangements to be made with any executive officer of the Corporation.

•  Review the compensation for non-employee directors and recommend any changes for approval by the Board of Directors.

•  Oversee and review with the Board of Directors risk and risk mitigation associated with the Compensation Committee’s purpose and areas of responsibility, including with respect to the Corporation’s compensation policies and practices. In doing so, consider and confirm that the Corporation’s compensation policies and practices do not encourage unnecessary risk taking.

•  Assist the Board of Directors in developing and evaluating potential candidates for executive management positions, including the Chief Executive Officer, and oversee the development of executive succession plans.

•  Maintain visibility into, assist with the development of, and monitor progress of programs regarding the Corporation’s organizational culture, including diversity and inclusion.

•  Review and approve the Compensation Discussion and Analysis to be included in the Corporation’s annual proxy statement.

•  Review and approve the Corporation’s Policy on Recoupment of Incentive Compensation.

14

2024 PROXY STATEMENT
CORPORATE GOVERNANCE

Name of Committee and Membership	Principal Functions and Responsibilities
Nominating and Corporate Governance Committee Caroline W. Nahas, Chair Richard J. Dahl Michael C. Hyter Lilian C. Tomovich

•  Oversee succession planning for the Board of Directors and consider the size and composition of the Board of Directors as a whole. Make appropriate recommendations regarding such matters to the Board of Directors for approval.

•  Identify and evaluate qualified director candidates, including any candidates validly nominated by the Corporation’s stockholders, and recommend director nominees for approval by the Board of Directors.

•  Determine the skills and qualifications required for directors and develop criteria to be considered in identifying and evaluating director candidates. In developing such criteria, the Committee should consider diversity of experience, skills, background, gender, race and ethnicity as important factors.

Meetings in 2023	• Consider the suitability of existing directors for continued service on the Board of
Four Meetings

    Directors when his or her term expires and when he or she has a change in status, including changes to employment and outside board of directors service, and make appropriate recommendations regarding such matters to the Board of Directors for approval.

•  Develop and review the Corporation’s Corporate Governance Guidelines and recommend any changes to the Corporate Governance Guidelines for approval by the Board of Directors.

•  Consider and recommend for approval by the Board of Directors matters pertaining to committees of the Board of Directors, including with respect to structure, member qualifications, composition, committee chairs and committee reporting to the Board of Directors.

•  Consider and recommend for approval by the Board of Directors the Chairman of the Board of Directors.

•  Review the Code of Conduct for Non-Employee Directors and the Corporation’s Global Code of Conduct and recommend any changes for approval by the Board of Directors.

•  Oversee and review with the Board of Directors risk and risk mitigation associated with the Committee’s purpose and areas of responsibility, including Board of Directors’ organization, membership and structure, succession planning, director independence, Board of Directors effectiveness and other corporate governance matters.

•  Work with the Chairman of the Board of Directors to oversee the evaluation of the performance and effectiveness of the Board of Directors and each committee of the Board of Directors.

•  Coordinate annual corporate governance training for the Board of Directors.

•  Review and oversee the Corporation’s actions on issues related to corporate social responsibility, sustainability (including climate change), philanthropy, and other matters associated with the Corporation’s participation as a global corporate citizen.

•  Review and oversee the Corporation’s political activities and contributions and other public policy issues to ensure alignment with the Corporation’s long-term strategy and values.

15

2024 PROXY STATEMENT
CORPORATE GOVERNANCE

Board of Directors Nominations

The Nominating and Corporate Governance Committee considers various criteria in evaluating Board of Directors candidates, including: business experience, board of directors experience, skills, expertise, education, professions, backgrounds, diversity, personal and professional integrity, character, business judgment, business philosophy, time availability in light of other commitments, dedication, conflicts of interest, and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. In considering diversity, the Nominating and Corporate Governance Committee evaluates candidates with a broad range of expertise, experience, skills, professions, education, backgrounds and other board of directors experience. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it considers diversity of race, gender and ethnicity as important factors in identifying directors who will bring diverse viewpoints, opinions and areas of expertise that will benefit the Board of Directors as a whole. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria in evaluating prospective nominees.

The Nominating and Corporate Governance Committee also considers whether a potential nominee would satisfy the NYSE’s criteria for director “independence,” the NYSE’s “accounting or related financial management expertise” standard and the SEC’s definition of “audit committee financial expert.”

Whenever a vacancy or potential vacancy exists on the Board of Directors due to expansion of the size of the Board of Directors or the resignation or retirement of an existing director, the Nominating and Corporate Governance Committee begins its process of identifying and evaluating potential director nominees. The Nominating and Corporate Governance Committee considers recommendations of members of the Board of Directors, management, stockholders and others. The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

The Nominating and Corporate Governance Committee conducted an evaluation and assessment of each director whose term expires in 2024 for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. Current director Susan M. Collyns will be resigning from the Board of Directors effective as of March 31, 2024. In light of the resignation of Ms. Collyns, the Nominating and Corporate Governance Committee engaged in a search to evaluate potential director candidates, which is how Matthew T. Ryan was identified as a candidate. Following this search, the Nominating and Corporate Governance Committee conducted an evaluation and assessment of Mr. Ryan for the purposes of determining whether to recommend him for nomination for election to the Board of Directors. The Nominating and Corporate Governance Committee determined to make a recommendation to the Board of Directors that Howard M. Berk, Richard J. Dahl, Michael C. Hyter, Caroline W. Nahas, Douglas M. Pasquale, John W. Peyton, Martha C. Poulter, Arthur F. Starrs and Lilian C. Tomovich be nominated for re-election to the Board of Directors and Matthew T. Ryan be nominated for election to the Board of Directors. After reviewing the assessment results, the Board of Directors reviewed and accepted the Nominating and Corporate Governance Committee’s recommendation and has nominated Howard M. Berk, Richard J. Dahl, Michael C. Hyter, Caroline W. Nahas, Douglas M. Pasquale, John W. Peyton, Martha C. Poulter, Matthew T. Ryan, Arthur F. Starrs, and Lilian C. Tomovich for election to the Board of Directors.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and will apply the same standards in considering director candidates recommended by stockholders that it applies to other candidates. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary, giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee to serve if elected. Any stockholder who wishes to directly nominate a director candidate to stand for election at a meeting of stockholders must provide written notice that is timely and in proper form in accordance with the advance notice procedures provided in the Corporation’s Bylaws. For more information, please refer to the discussion under the heading “Proposals of Stockholders.”

16

2024 PROXY STATEMENT
DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Generally, the Corporation does not pay directors who are also employees of the Corporation additional compensation for their service on the Board of Directors. Compensation for non-employee directors is comprised of a cash component and an equity component. Cash compensation for non-employee directors includes retainers for serving as a member of the Board of Directors and for serving as a member and/or chair of a Board of Directors committee and as the Chair of the Board of Directors.

During 2023, non-employee directors were entitled to receive $75,000 as an annual cash retainer for serving as a member of the Board of Directors. In addition, depending on their roles, non-employee directors were entitled to receive:

•	$125,000 as an annual retainer for the Chairman of the Board of Directors;

•	$15,000, $12,500, and $12,500, respectively, as an annual retainer for the chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

•	$12,500, $10,000, and $10,000, respectively, as an annual retainer for the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

•	$1,500 per meeting beyond the eighth meeting of the Board of Directors attended for each director in a year; and

•	$1,500 per meeting beyond the eighth meeting attended for each director who serves on a standing committee that meets more than eight times per year.

The 2023 non-employee director compensation program included an increase to the non-employee director annual cash retainer from $70,000 to $75,000 and an increase in the annual equity retainer, as discussed further below, from $105,000 to $120,000.

The Corporation also reimburses each of the directors for reasonable out-of-pocket expenses incurred for attendance at Board of Directors and committee meetings and other corporate events.

Under the Corporation’s equity plan, non-employee directors may receive periodic grants of non-qualified stock options (“NQSOs”), restricted stock awards (“RSAs”), restricted stock units (“RSUs”), stock appreciation rights (“SARs”) or performance unit awards. In March 2023, equity awards valued at approximately $120,000 in the form of RSUs were granted to each non-employee director under the Corporation’s 2019 Stock Incentive Plan, as amended (the “2019 Stock Incentive Plan”). Consistent with the non-employee director compensation program, annual equity awards granted to non-employee directors cliff vest on the one-year anniversary of the date of grant. In the event a director retires from the Board of Directors after completing five years of service, all of the director’s then-outstanding RSUs will vest. To the extent the Corporation declares dividends, non-employee directors receive dividend equivalent rights in the form of additional RSUs in lieu of receiving cash dividends based upon the number of RSUs held by the director at the time of the dividend record dates. Dividend equivalent rights are developed to the same vesting restrictions as the underlying RSUs.

Directors are eligible to defer up to 100% of their annual Board of Directors retainer and committee fees and equity awards pursuant to the Dine Brands Global, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

Stock Ownership Guidelines

Non-employee directors are subject to stock ownership guidelines whereby each director is expected to hold the lesser of 7,000 shares of Common Stock or Common Stock with a value of at least five times the amount of the Board of Directors’ annual retainer (currently, $375,000). Directors are expected to meet the ownership guidelines within five years of joining the Board of Directors. Upon review by the Compensation Committee, as of November 2023, all directors met, were on track to meet, or exceeded the developed guidelines.

17

2024 PROXY STATEMENT
DIRECTOR COMPENSATION

Director Compensation Table for 2023

The following table sets forth certain information regarding the compensation earned or paid in cash and stock awards granted to each non-employee director who served on the Board of Directors in 2023. Mr. Peyton did not receive any additional compensation for his service as a director in 2023. Please see the 2023 Summary Compensation Table for the compensation received by Mr. Peyton in his capacity as Chief Executive Officer.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

Howard M. Berk	113,000	120,053	233,053

Susan M. Collyns	90,500	120,053	210,553

Richard J. Dahl	225,500	120,053	345,053

Michael C. Hyter	85,000	120,053	205,053

Larry A. Kay(4)	30,797	120,053	150,850

Caroline W. Nahas	107,500	120,053	227,553

Douglas M. Pasquale	105,500	120,053	225,553

Martha Poulter	90,500	120,053	210,553

Arthur F. Starrs(5)	65,625	75,992	141,617

Lilian C. Tomovich	95,000	120,053	215,053

(1)	Includes cash retainers for serving as a chair or member of the Board of Directors and its standing committees, as applicable.

(2)

These amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 14 to the Consolidated Financial Statements in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2023 for information regarding assumptions underlying the valuation of equity awards.

(3)	The following table sets forth the number of RSUs held by each non-employee director who served the Corporation during 2023 and which were outstanding at December 31, 2023.

Name	Stock Awards Outstanding at December 31, 2023 (#)

Howard M. Berk	1,645

Susan M. Collyns	1,645

Richard J. Dahl	1,645

Michael C. Hyter	1,645

Larry A. Kay(4)	0

Caroline W. Nahas	4,651

Douglas M. Pasquale	1,645

Martha Poulter	1,645

Arthur F. Starrs(5)	1,278

Lilian C. Tomovich	1,645

(4)	Mr. Kay retired from the Board of Directors in May 2023.

(5)	Mr. Starrs joined the Board of Directors in May 2023.

18

2024 PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of more than 5% of the outstanding shares of any class of the Corporation’s voting securities, which information is derived solely from certain SEC filings available as of March 15, 2024, as noted below. The percentages of Common Stock ownership have been calculated based upon 15,453,001 shares of Common Stock outstanding as of March 15, 2024.

	Shares of Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Number		Percent

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,542,390	(1)	16.45%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,941,171	(2)	12.56%

AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105	1,744,854	(3)	11.29%

Allspring Global Investments Holdings, LLC 525 Market St., 10th Fl. San Francisco, CA 94105	1,221,470	(4)	7.90%

(1)

Based solely upon on a Schedule 13G/A filed with the SEC on January 22, 2024 by BlackRock, Inc. reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. reported that it possessed sole power to vote or direct the vote with respect to 2,515,311 of these shares and sole power to dispose or direct the disposition of 2,542,390 of these shares.

(2)

Based solely upon on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group reporting beneficial ownership as of December 31, 2023. The Vanguard Group reported that it possessed shared power to vote or direct the vote with respect to 34,561 shares, sole power to dispose or direct the disposition of 1,891,207 shares and shared power to dispose or to direct the disposition of 49,964 of these shares.

(3)

Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2024 by AllianceBernstein L.P. reporting beneficial ownership as of December 31, 2023. AllianceBernstein, L.P. reported that it possessed sole power to vote or direct the vote of 1,505,515 of these shares and sole power to dispose or direct the disposition of 1,744,854 of these shares.

(4)

Based solely upon a Schedule 13G/A filed with the SEC on January 12, 2024 by (i) Allspring Global Investments Holdings, LLC (“AGIH”), (ii) Allspring Global Investments, LLC (“AGI”), and (iii) Allspring Funds Management, LLC (“AFM”) reporting beneficial ownership as of December 31, 2023. AGIH reported that it possessed sole power to vote or direct the vote of 1,181,772 shares and sole power to dispose or direct the disposition of 1,221,470 shares. AGI reported that it possessed sole power to vote or direct the vote of 181,329 shares and sole power to dispose or direct the disposition of 1,220,199 shares. AFM reported that it possessed sole power to vote or direct the vote of 1,000,443 shares and sole power to dispose or direct the disposition of 1,271 shares.

19

2024 PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth, as of March 15, 2024, the beneficial ownership of the Corporation’s Common Stock, including shares as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within 60 days of March 15, 2024, of each director, each nominee for election as director, each named executive officer and all directors and executive officers of the Corporation, as a group. The percentages of ownership have been calculated based upon 15,453,001 shares of Common Stock outstanding as of March 15, 2024.

Name	Total Shares Beneficially Owned(1)(2)		Percent of Class

Howard M. Berk	35,077		*

Susan M. Collyns	6,325		*

Richard J. Dahl	74,841	(3)	*

Michael C. Hyter	4,535		*

Caroline W. Nahas	35,117		*

Douglas M. Pasquale	17,235	(4)	*

Martha C. Poulter	3,637		*

Matthew T. Ryan	—		*

Arthur F. Starrs	—		*

Lilian C. Tomovich	8,243		*

John W. Peyton	195,752		1.27%

Vance Y. Chang	32,660		*

Jay D. Johns	77,179		*

Tony E. Moralejo	34,234		*

Christine K. Son	57,389		*

All directors and executive officers as a group (15 persons)	582,224		3.77%

*	Represents less than 1% of the outstanding shares of Common Stock.

20

2024 PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

None of the shares have been pledged as security. Share amounts for each of the directors, each nominee for election as director, each named executive officer and for all directors and executive officers as a group include shares subject to stock options that are exercisable within 60 days of March 15, 2024, as follows:

Name	Shares Subject to Options

Howard M. Berk	—

Susan M. Collyns	—

Richard J. Dahl	27,000

Michael C. Hyter	—

Caroline W. Nahas	—

Douglas M. Pasquale	—

Martha C. Poulter	—

Matthew T. Ryan	—

Arthur F. Starrs	—

Lilian C. Tomovich	—

John W. Peyton	86,387

Vance Y. Chang	7,673

Jay D. Johns	44,475

Tony E. Moralejo	10,973

Christine K. Son	33,880

All directors and executive officers as a group (15 persons)	210,388

Directors and certain executive officers also hold RSUs that are not included in the beneficial ownership table because vesting will not occur within 60 days of March 15, 2024. The amounts of RSUs held by non-employee directors as of December 31, 2023 are provided in the section of this proxy statement entitled “Director Compensation” and the amounts of RSUs held by executive officers are provided in the Outstanding Equity Awards at Fiscal Year-End Table.

(2)	Unvested RSAs are deemed beneficially owned because grantees of unvested RSAs under the Corporation’s equity compensation plans hold the sole right to vote such shares.

(3)	The amount for Mr. Dahl includes 47,841 shares of Common Stock held by the Richard J. Dahl Revocable Living Trust dated 1/20/1995, of which Mr. Dahl serves as Trustee.

(4)	The amount for Mr. Pasquale includes 15,572 shares of Common Stock held by the Pasquale Living Trust.

21

2024 PROXY STATEMENT
DELINQUENT SECTION 16(A) REPORTS

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that the Corporation’s directors, executive officers and persons who own more than ten percent of the Corporation’s equity securities file reports of ownership and changes in ownership with the SEC. Based on its review of such reports and other information furnished by the directors and executive officers, the Corporation believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis in 2023, except for one report on Form 4 for each of Howard M. Berk, Richard J. Dahl, Michael C. Hyter, Larry A. Kay, Caroline W. Nahas, Douglas M. Pasquale, Martha C. Poulter, Lilian C. Tomovich, John W. Peyton, Vance Y. Chang, Allison Hall, Jay D. Johns, Tony E. Moralejo, and Christine K. Son, each filed on March 15, 2023, in connection with each such person’s annual grant of restricted stock and options, as applicable.

22

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this proxy statement and the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2023 for information regarding assumptions underlying the valuation of equity awards.

THIS REPORT IS SUBMITTED BY THE

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Howard M. Berk (Chair)

Caroline W. Nahas

Lilian C. Tomovich

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of the Corporation’s compensation programs and policies, the material compensation decisions made under those programs and policies with respect to the Corporation’s named executive officers (the “NEOs”) and the material factors that were considered in making those decisions. Following this Compensation Discussion and Analysis is a series of tables under the heading “Compensation Tables” containing specific data about the compensation earned by or granted to our NEOs in 2023.

The following executive officers were NEOs in 2023:

•	Chief Executive Officer, John W. Peyton;

•	Chief Financial Officer, Vance Y. Chang;

•	President of the Applebee’s Business Unit, Tony E. Moralejo;

•	President of the IHOP Business Unit, Jay D. Johns; and

•	Senior Vice President, Legal, General Counsel and Secretary, Christine K. Son.

Executive Summary

2023 Fiscal Year Performance Highlights and Link to Pay Decisions:

Our compensation decisions for 2023 were driven by our overarching goals of creating long-term stockholder value and linking pay with performance. Our 2023 performance was impacted by increased cost pressures, including rising costs for commodities, labor, health care and utilities and supply chain issues, each of which affected performance results. However, despite these headwinds, we delivered steady performance and continued to return capital to stockholders via dividends and buybacks. Highlights include the following:

•	Total 2023 revenues were $831.1 million, compared to $909.4 million for 2022.

•	Consolidated adjusted EBITDA for 2023 was $256.4 million, compared to $251.9 million for 2022.

•

Consolidated adjusted EBITDA is a performance measure used in our annual cash incentive plan. See Appendix A – Reconciliation of non-GAAP Financial Measures attached hereto for additional information regarding our calculation of Consolidated adjusted EBITDA.

•	Development activity by Applebee’s, IHOP and Fuzzy’s franchisees for 2023 resulted in the opening of 76 new restaurants and the closure of 84 restaurants, a net reduction of 8 restaurants.

23

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

•	Adjusted EBITDA for the Applebee’s Business Unit and IHOP Business Unit represented 97% and 164% of our incentive targets, respectively.

We believe that the Corporation’s 2023 compensation results were commensurate with the Corporation’s performance in 2023, demonstrating our commitment to a pay-for-performance philosophy.

The Corporation’s 2023 annual cash incentive plan paid out at approximately 83% of target for Dine Brands, 69% of target for the Applebee’s Business Unit and 89% of target for the IHOP Business Unit. The following chart shows the annual cash incentive plan payout for 2023 and 2022 for Dine Brands.

The cash LTIP plan for 2021-2023 did not pay out based on our relative TSR performance at the 27.6th percentile relative to an index of publicly traded restaurant companies.

†

For complete information regarding the Corporation’s 2023 performance, stockholders should read “Management’s Discussion and Analysis of Results of Operation and Financial Condition” and the audited consolidated financial statements and accompanying notes thereto contained in the Corporation’s 2023 annual report on Form 10-K filed with the SEC on February 28, 2024, which is being made available to stockholders with this proxy statement.

24

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

Compensation Policies, Practices and Risk Management

The Compensation Committee, along with the Chief Executive Officer, continually assesses the Corporation’s compensation policies and practices to evaluate whether they remain aligned with the Corporation’s pay-for-performance culture, the creation of long-term stockholder value, effective risk management and strong governance practices.

The Compensation Committee believes that, through a combination of risk-mitigating features and incentives guided by relevant market practices and corporate-wide goals, our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on the Corporation. The Compensation Committee believes that appropriate safeguards are in place with respect to compensation policies and practices that assist in mitigating excessive risk-taking that could harm the value of the Corporation or reward poor judgment by the Corporation’s executives and other employees.

The Compensation Committee’s independent compensation consultant, Exequity LLP (“Exequity”), conducted a risk assessment in 2023 of the Corporation’s compensation policies and practices as they apply to all employees, including the NEOs. Exequity reviewed the design features and performance metrics of the Corporation’s cash and stock-based incentive programs along with the approval mechanisms associated with each and determined that the Corporation’s policies and practices were unlikely to create risks that are reasonably likely to have a material adverse effect on the Corporation.

The following actions, practices and policies are intended to provide for continued alignment with the Corporation’s principles and/or reduce the likelihood of excessive risk-taking:

•	Directors and officers of the Corporation are subject to stock ownership guidelines.

•

The Corporation’s compensation mix is balanced among fixed components such as salary and benefits, and variable compensation such as annual cash incentive payments and long-term incentive awards, including NQSOs, RSAs, and participation in the cash LTIP, which generally vest or are earned over three years.

•

The Corporation’s annual cash incentive plan and three-year cash LTIP both have capped payment opportunities and primarily reward achievement for different performance metrics. Further, performance under the cash LTIP is evaluated in a relative context against an index of restaurant companies traded on U.S.-based exchanges.

•	The Compensation Committee has ultimate authority to determine, and increase or decrease, if appropriate, compensation provided to the Corporation’s executive officers, including each of the NEOs.

•	The Compensation Committee annually undertakes a “tally sheet” analysis of total annual compensation and the total potential payout under various termination scenarios for the NEOs.

•

The Compensation Committee reviews Chief Executive Officer pay-for-performance alignment by evaluating the Chief Executive Officer’s compensation relative to the Corporation’s TSR performance over the last three years.

•

The Corporation maintains a Clawback Policy, which allows the Board of Directors to recoup incentive compensation in certain circumstances. In November 2023, the Corporation adopted a revised Clawback Policy consistent with the requirements of the Exchange Act Rule 10d-1 and in accordance with the final listing standards adopted by NYSE. See “Clawback Policy” for further details on the Corporation’s policy.

•

All outstanding long-term incentive award agreements use a “double-trigger” definition for acceleration of vesting that requires both a change-in-control and a qualifying termination following such change-in-control.

•

All employees, including our NEOs, and the Board of Directors are subject to the Corporation’s Insider Trading Policy, which contains a prohibition on engaging in hedging and pledging transactions involving the Corporation’s securities.

•	The Compensation Committee has set the grant date for annual equity awards to be the close of business on the second full business day after our announcement of fiscal year-end earnings.

•

The Compensation Committee utilizes the services of an independent compensation consultant (who does not provide any other services to the Corporation) and has the authority to retain any advisor it deems necessary or advisable to fulfill its obligations.

•	The Corporation’s equity compensation plans do not permit repricing of previously granted stock options without stockholder approval.

25

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

•	The Corporation has not authorized any guaranteed bonuses.

•	The Corporation does not provide tax “gross-ups” on severance payments or perquisites other than certain expenses related to relocation.

Overview of Executive Compensation Philosophy and Objectives

The Compensation Committee has structured the Corporation’s executive compensation programs to align with a compensation philosophy that is based on several objectives, including:

•	Instilling an ownership culture and linking the interests of the NEOs with those of the Corporation’s stockholders;

•	Paying for performance, using both absolute and relative metrics;

•	Rewarding executives for achievement of both annual and longer-term financial and key operating goals of the Corporation; and

Facilitating the attraction, motivation, and retention of highly talented, entrepreneurial, and creative executive leaders.

The Role of the Compensation Committee

Under its charter, the Compensation Committee has the sole authority to determine and approve compensation for the Corporation’s NEOs and other executive officers. In addition, the Compensation Committee, which is comprised solely of independent directors and reports regularly to the Board of Directors:

•	Reviews and approves compensation and benefits programs, including grants made pursuant to the Corporation’s equity compensation plans;

•	Oversees the Corporation’s executive compensation philosophy and strategy;

•	Oversees due diligence, deliberations, and reviews of executive compensation;

•	Maintains visibility into, assists with the development of, and monitors progress of programs regarding the Corporation’s organizational culture, including diversity and inclusion; and

•	Oversees risks related to the Corporation’s compensation practices.

The Compensation Committee is also responsible for reviewing the compensation for the members of the Board of Directors and submits any recommended changes for approval by the Board of Directors.

The Compensation Committee reviews the Corporation’s executive compensation plans throughout the fiscal year. Decisions concerning annual salary increases, the approval of annual cash incentives, the design and objectives of each year’s incentive plan and the granting of long-term incentive (“LTI”) awards are typically made in the first quarter of each fiscal year after a series of meetings among the Compensation Committee, its compensation consultant, and the Chief Executive Officer.

The general practice of the Compensation Committee has been to evaluate annually the performance of the Chief Executive Officer and the other executive officers and to approve compensation based on this evaluation. As it relates to the assessment of the Chief Executive Officer’s performance, the Chair of the Board of Directors and/or the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee discuss annual performance goals with the Chief Executive Officer and conduct an annual performance review and compensation discussion.

In addition, the Compensation Committee annually determines the compensation of the other executive officers based on evaluations of their respective performance.

Generally, the Chief Executive Officer provides input to the Compensation Committee in connection with its compensation deliberations except with regard to decisions concerning the Chief Executive Officer:

•	The Chief Executive Officer provides assessments of each NEO’s performance against specific objectives and overall contributions, potential future contributions, and retention risk;

•	The Chief Executive Officer provides assessments of each NEO’s performance against specific objectives and overall contributions, potential future contributions, and retention risk;

26

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

•

Based on the assessment described above, as well as the market data provided by the Compensation Committee’s independent consultant, the Chief Executive Officer makes recommendations to the Compensation Committee regarding executive compensation for each of the other NEOs; and

•

In instances where new executives are hired, the Chief Executive Officer reviews available information regarding compensation provided at the executive’s current or former employer, internal benchmarking data, market data provided by the Compensation Committee’s independent consultant, skill set and qualifications, and makes recommendations for new executive pay packages to the Compensation Committee.

The Role of the Compensation Consultant

The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist in carrying out its responsibilities. Accordingly, during 2023, the Compensation Committee directly engaged Exequity as its independent compensation consultant to provide objective and expert analyses, advice, and information with respect to executive compensation. In performing its services, Exequity interacted collaboratively with the Compensation Committee and with senior management at the direction of the Compensation Committee. In 2023, Exequity performed the following services:

•	Provided executive compensation competitive market data (as described below);

•	Provided analysis and advice regarding annual incentive plan design;

•	Provided analysis and advice regarding LTI plan design;

•	Provided analysis and advice regarding executive severance arrangements;

•

Responded to other requests including conducting a Chief Executive Officer pay-for-performance analysis, a compensation risk assessment, peer group analysis, a stock ownership guidelines analysis, and advising on various governance and regulatory developments; and

•	Advised on compensation for executive officers.

Exequity did not provide any additional services to the Corporation during 2023 beyond those provided in the capacity of independent compensation consultant to the Compensation Committee. The Compensation Committee has assessed the independence of Exequity pursuant to the rules of the SEC and concluded that Exequity’s work for the Compensation Committee does not raise any conflicts of interest.

Compensation Competitive Market Data and Peer Group

The Corporation uses a peer group of restaurant and hospitality companies and compensation surveys for different market comparisons, including base salary, target annual cash incentive, LTI awards and total direct compensation opportunity (“TDCO”). The Compensation Committee, with input from Exequity and management, periodically reviews its peer group (the “NEO Peer Group”) for the purpose of evaluating executive compensation.

The Corporation’s highly franchised business model is uncommon among its peer group. The majority of the peer companies have a significant number of company-owned restaurants, with only seven of our 16 current peers having more than 85% of their locations franchised. We believe our significantly franchised business model (more than 99% franchised as of fiscal year end 2023) requires less capital investment and general and administrative overhead, generates higher gross profit margins and reduces the volatility of adjusted free cash flow performance as compared to owning more company-operated restaurants. In acknowledging the structural differences, the Compensation Committee considers a variety of metrics in evaluating the NEO Peer Group, which includes but is not limited to revenues, system-wide sales, EBITDA, market capitalization and enterprise value. As compared to the NEO Peer Group, as of December 31, 2023, the Corporation ranked in the first quartile in revenues (due to our franchise structure), market capitalization and enterprise value and the second quartile in EBITDA. The NEO Peer Group consists of companies in the Corporation’s industry and companies with similar business models in related industries that the Compensation Committee believes to approximate the Corporation’s general labor market for top executive talent.

27

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

The NEO Peer Group used for evaluating 2023 compensation decisions consisted of the companies set forth below. The NEO Peer Group listed below is the same peer group that was used to evaluate 2022 compensation decisions.

• Bloomin’ Brands Inc.	• Dave & Buster’s Entertainment, Inc.	• Ruth’s Hospitality Group, Inc.(1)
• BJ’s Restaurants, Inc.	• Denny’s Corporation	• Shake Shack Inc.
• Brinker International, Inc.	• Jack in the Box Inc.	• Texas Roadhouse, Inc.
• The Cheesecake Factory Incorporated	• Papa John’s International, Inc.	• The Wendy’s Company
• Choice Hotels International, Inc.	• Red Robin Gourmet Burgers, Inc.	• Wingstop Inc.
• Cracker Barrel Old Country Store, Inc.		• Wyndham Hotels and Resorts, Inc.

(1)

Ruth’s Hospitality Group, Inc. was acquired by Darden Restaurants, Inc. in June 2023. Ruth’s Hospitality Group, Inc. was used to evaluate 2023 compensation decisions (prior to its acquisition) but has subsequently been removed from our NEO Peer Group for evaluating 2024 compensation decisions.

The NEO Peer Group was the primary data source considered by the Compensation Committee when reviewing total pay levels of the NEOs. The Compensation Committee also considered broader compensation data from published salary surveys, which provided general industry pay data on executive positions from thousands of representative companies with sales, geographic locations, and jobs similar to ours.

The Role of Say on Pay Votes and Stockholder Outreach Efforts

The Corporation provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (say on pay). In addition to receiving overall feedback on the Corporation’s compensation programs as part of the annual say on pay proposal, the Board of Directors and management are committed to regular engagement with our stockholders to solicit views and input on important topics including executive compensation. The Corporation incorporates stockholder feedback into its compensation and governance policies as it deems appropriate. At the Corporation’s annual meeting of stockholders held in May 2023, approximately 94.8% of the votes cast on the say on pay proposal were voted in favor of the proposal approving the compensation of the NEOs as disclosed in the 2023 proxy statement. The Compensation Committee believes that the Corporation’s approach to executive compensation is reasonable considering market conditions and is consistent with the Corporation’s pay-for-performance philosophy and overarching goal of creating long-term stockholder value and the Compensation Committee did not make any changes to the Company’s 2023 executive compensation program in response to the 2023 say on pay results.

In addition to direct feedback from the Corporation’s stockholders, the Compensation Committee will continue to consider the outcome of the Corporation’s say on pay votes when making future compensation decisions for its NEOs.

Elements of the Compensation Program for NEOs

The Corporation’s executive compensation program for NEOs generally consists of the following components:

•	Base Salary. Base salaries are designed to attract and retain talented executives and to provide a competitive and stable component of income.

•

Annual Cash Incentives under the Annual Incentive Plan. Annual cash incentives provide a competitive incentive opportunity for achieving financial performance and operational objectives over an annual performance period. Payouts are made in accordance with annual incentive plan achievements.

•

LTI Awards. LTI awards are composed of NQSOs, RSAs, and the cash LTIP, excluding one-time equity awards made in connection with hiring, retention, or other non-standard circumstances. Each of the annual LTI components is vested or earned over a three-year period to provide ongoing alignment with stockholders’ interests based on the Corporation’s future stock price performance. NQSOs provide value to the executive only if the Corporation’s stock price increases above the grant date price. The value of RSAs increases or decreases with changes in the Corporation’s stock price. The cash LTIP provides only partial payment if the Corporation’s TSR performance is at or above the 25th percentile of that of a group of publicly-traded restaurant companies over a three-year performance period, and only provides full payment if the Corporation’s TSR performance is at or above the 50th percentile of the same group.

•

Benefits and Other Compensation. Benefits and other compensation programs are provided to protect executive health and safety and provide flexibility and efficiencies that facilitate executive productivity.

28

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

The Compensation Committee’s compensation strategy is comprised of a TDCO for each NEO which is defined as base salary, target annual cash incentive and the grant date fair market value of annual LTI awards.

Base Salary	+	Annual Cash Incentive	+	Long-Term Incentive	=	Total Direct Compensation Opportunity

The TDCO for each NEO is generally set by using a holistic approach that considers various individual factors as well as relevant benchmark data. Such individual factors include performance, experience level, criticality, scarcity of skill set, internal equity, and external competitiveness. Rather than striving for a single market reference point, the Compensation Committee believes that this broader holistic approach provides appropriate flexibility in tailoring award opportunities.

The TDCO for 2023, as reviewed and approved by the Compensation Committee for the NEOs on February 15, 2023, is listed in the following table. TDCO differs from the total compensation amounts reported in the 2023 Summary Compensation Table in that it includes the base salary and target annual cash incentive opportunity in effect following such approval, while the 2023 Summary Compensation Table includes the amounts actually earned. Further, TDCO does not include amounts set forth in the “All Other Compensation” column of the 2023 Summary Compensation Table nor does it include one-time equity awards made in connection with hiring, retention, or other non-standard circumstances. In addition, TDCO includes the value of the target opportunity under the cash LTIP grant at the time it is awarded whereas the 2023 Summary Compensation Table includes the actual value earned, if any, based upon performance under the cash LTIP after the completion of the three-year performance period.

2023 Total Direct Compensation Opportunity*

Name	2023 Base Salary ($)	2023 Annual Cash Target Incentive ($)		2023 Long- Term Incentive ($)	2023 Total Direct Compensation Opportunity ($)

John W. Peyton	$1,000,000	$1,252,055	(1)	$3,500,050	$5,752,105

Vance Y. Chang	$530,400	$397,800		$850,082	$1,778,282

Tony E. Moralejo	$600,000	$540,000		$600,095	$1,740,095

Jay D. Johns	$750,000	$675,000		$1,000,096	$2,425,096

Christine K. Son	$500,000	$300,000		$750,109	$1,550,019

(1)

Effective July 1, 2023, Mr. Peyton’s 2023 Annual Cash Target Incentive increased from 100% of his 2023 Base Salary to 150% of his 2023 Base Salary, resulting in a 2023 Annual Cash Target Incentive of 125% for 2023.

A significant portion of executive pay has been structured to be contingent on satisfying pre-established performance goals and increasing stockholder value. For the CEO, 83% of 2023 TDCO, and for non-CEO NEOs, an average of 68% of 2023 TDCO was linked to performance and/or increasing stockholder value.

See the section entitled “Compensation Decisions Made in 2023” in this proxy statement for additional information regarding the elements of compensation for NEOs.

29

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

The chart below illustrates the 2023 pay mix for the CEO and the 2023 average pay mix for the NEOs other than the CEO:

Compensation Decisions Made in 2023

Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers market data derived from a review of the proxy statement disclosures of the NEO Peer Group, published compensation surveys and, in the case of the NEOs other than the Chief Executive Officer, recommendations and assessments of the performance of the individual NEOs by the Chief Executive Officer. The Compensation Committee uses the market data to establish points of reference to determine whether and to what extent it is establishing competitive levels of compensation for the NEOs. In February 2023, the Compensation Committee set annual base salaries for 2023 as follows:

Name	2022 Base Salary($)	2023 Base Salary($)	Percentage Increase

John W. Peyton	1,000,000	1,000,000	n/a

Vance Y. Chang	510,000	530,400	4.0%

Tony E. Moralejo	453,440	600,000	32.32%

Jay D. Johns	750,000	750,000	n/a

Christine K. Son	468,000	500,000	6.84%

Mr. Moralejo’s increase is the result of being promoted to President, Applebee’s Business Unit on January 6, 2023. Prior to January 6, 2023, Mr. Moralejo served as President, International and Global Development of the Corporation.

30

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

Performance- and Stock-Based Compensation

Annual Cash Incentives

In early 2023, the Compensation Committee approved the 2023 Annual Incentive Plan to reward executive officers whose performance meets or exceeds the Corporation’s expectations, to provide incentives for excellent future performance that contributes to the Corporation’s success and profitability and to serve as a means by which eligible participants may share in the Corporation’s financial success.

Pursuant to the 2023 Annual Incentive Plan, the target annual cash incentive amount for each of the NEOs is established as a percentage of base salary based on the participant’s level in the management structure and on market competitiveness. The 2023 threshold, target, and maximum payout amounts for each NEO are provided in the Grants of Plan-Based Awards in 2023 table. The 2023 threshold, target, and maximum percentages of base salary for each of the NEOs under the Corporation’s 2023 Annual Incentive Plan were as follows:

Name	Threshold as Percentage of Base Salary	Target as Percentage of Base Salary		Maximum as Percentage of Base Salary

John W. Peyton	50%	125.21	%(1)	250.42%

Vance Y. Chang	37.5%	75%		150%

Tony E. Moralejo	45%	90%		180%

Jay D. Johns	45%	90%		180%

Christine K. Son	30%	60%		120%

(1)

Effective July 1, 2023, Mr. Peyton’s 2023 Annual Cash Target Incentive increased from 100% of his 2023 Base Salary to 150% of his 2023 Base Salary, resulting in a 2023 Annual Cash Target Incentive of 125% for 2023.

Decisions regarding the threshold, target and maximum incentive percentages were made in consultation with Exequity and after consideration of the NEO Peer Group and survey data mentioned above and the desired TDCO pay mix. Effective July 1, 2023, the Compensation Committee increased the target annual cash incentive as a percentage of base salary for Mr. Peyton from 100% to 150% (but did not increase his base salary), applicable on a prorated basis for the remainder of the 2023 fiscal year, based on the Compensation Committee’s assessment of internal and external market competitiveness.

Following such adjustment, the Compensation Committee believes the incentive targets to be generally consistent with incentive opportunities at the NEO Peer Group companies for similarly-situated executives.

The 2023 annual cash incentive for the NEOs is based on a combination of Dine Brands, IHOP Business Unit, and Applebee’s Business Unit adjusted EBITDAs, same-restaurant sales, traffic, and net development. This performance goal mix was a change from the 2022 annual cash incentive program, which focused exclusively on adjusted EBITDA performance in order to continue to drive an emphasis on delivering profitable results through the adjusted EBITDA metric and also incentivize the growth of our business through the use of same-restaurant sales and net development metrics.

The Compensation Committee maintained adjusted EBITDA as a performance measure because it believes adjusted EBITDA appropriately incentivizes the business units on items specifically within their control. The Corporation defines adjusted EBITDA as net income or loss, adjusted for the effect of closure and impairment charges, interest charges, income tax provision or benefit, depreciation and amortization, non-cash stock-based compensation, gain or loss on disposition of assets, other non-income-based taxes and other items deemed not reflective of current operations.

The Compensation Committee utilized same restaurant sales and net development in order to encourage the brands to drive improved sales figures and increase the restaurant counts in their systems. “Same-restaurant sales” is a growth performance indicator used by the Corporation and the restaurant industry and provides a measure of the change in restaurant sales by comparing the sales performance of the same restaurants from period to period. “Net development” is a growth performance indicator measuring the number of new restaurant starts during the fiscal year, less any restaurant closings. Net development for each business unit includes only restaurants for the applicable business unit, and net development for Dine Brands reflects global development for all brands. “Traffic” is a growth performance indicator used by the Corporation and the restaurant industry and provides a measure of the change in the number of guests visiting restaurants by comparing the number of guests visiting the same restaurants from period to period. Based on traffic performance, the same-restaurant sales metric is increased or decreased by up to 20% for a given measurement period.

31

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

All metrics were set after consideration of the business environment at the time the metrics were approved and the Corporation’s forward-looking strategic plan. Such business environment was influenced by supply chain and inflationary pressures, including rising costs for commodities, labor, health care and utilities. The Compensation Committee believed at the time that the performance targets were rigorous, yet achievable, and established levels designed to be challenging such that attainment of the targeted amounts was not assured at the time they were set and would require a high level of effort and execution to attain them.

These targets were set in the first quarter of 2023. Results for Dine Brands and each of Applebee’s and IHOP, and resulting bonus payout percentages, were as presented in the below table.

The table below outlines the annual cash incentive metrics and weighting for each of the NEOs for 2023:

Name	Dine brands Adjusted EBITDA	IHOP Business Unit Adjusted EBITDA	Applebee’s Business Unit Adjusted EBITDA	Dine Brands Same- Restaurant Sales	IHOP Business Unit Same- Restaurant Sales	Applebee’s Business Unit Same- Restaurant Sales	Dine Brands Net Development	IHOP Business Unit Net Development	Applebee‘s Business Unit Net Development	Dine Brands Traffic	IHOP Business Unit Traffic	Applebee’s Business Unit Traffic

John W. Peyton	50%	—	—	15%	—	—	20%	—	—	15%	—	—

Vance Y. Chang	50%	—	—	15%	—	—	20%	—	—	15%	—	—

Tony E. Moralejo	25%	—	25%	—	—	15%	—		20%	—	—	15%

Jay D. Johns	25%	25%	—	—	15%	—	—	20%	—	—	15%	—

Christine K. Son	50%	—	—	15%	—	—	20%	—	—	15%	—	—

The threshold, target and maximum payout levels for the performance metrics are illustrated in the table below.

Metric	Threshold	Target	Maximum	Actual Result	Percentage of Target Achieved	Payout Percentage of Target for Metric

Dine Brands Adjusted EBITDA (millions)	$216.9	$246.5 *	$271.2	$256.4	104.0%	140.8%

IHOP Business Unit Adjusted EBITDA (millions)	$142.0	$159.6	$175.6	$169.8	106.4%	163.7%

Applebee’s Business Unit Adjusted EBITDA (millions)	$106.9	$120.1 *	$132.1	$119.4	99.4%	97.4%

IHOP Same Restaurant Sales Growth	2.0%	3.3%	4.6%	2.9%	87.9%	84.5%

Applebee’s Same Restaurant Sales Growth	2.0%	3.3%	4.6%	0.6%	18.2%	0.0%

IHOP Net Development	45	90	115	(3)	n/a	0.0%

Applebee’s Net Development	(20)	(12)	0	(33)	n/a	0.0%

Dine Brands Net Development	76	170	277	(42)	n/a	0.0%

Applebee’s Traffic**	—	—	—	—	—	—

IHOP Traffic**	—	—	—	—	—	—

Payout as a Percentage of an Executive’s Target	50%	100%	200%	—	—	—

*

Adjusted EBITDA Targets for 2023 for Dine Brands and Applebee’s were each set lower than Actual Results achieved in 2022 primarily due to the refranchising of 69 company-operated Applebee’s units in October 2022.

**

Applebee’s Traffic and IHOP Traffic, account for, in each case, 15% of the potential 2023 Annual Incentive Plan payout and are being excluded as such information is competitively sensitive and not otherwise disclosed by the Company.

32

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

The amounts in the table below represent the annual cash incentives paid to each of the NEOs pursuant to the 2023 Annual Incentive Plan and are calculated by multiplying the NEO’s year-end base salary by the target percentage of base salary and by the percentage of incentive target achieved.

Name	Base Salary	Target as Percentage of Base Salary		Percentage of Incentive Target Achieved	Annual Cash Incentive Paid

John Peyton	$1,000,000	125.21	%(1)	82.78%	$1,036,451

Vance Chang	$530,400	75%		82.78%	$329,299

Tony E. Moralejo	$600,000	90%		69.42%	$374,868

Jay D. Johns	$750,000	90%		88.81%	$599,468

Christine K. Son	$500,000	60%		82.78%	$248,340

(1)

Effective July 1, 2023, Mr. Peyton’s 2023 Annual Cash Target Incentive increased from 100% of his 2023 Base Salary to 150% of his 2023 Base Salary, resulting in a 2023 Annual Cash Target Incentive of 125% for 2023.

Long-Term Incentive or LTI Awards

The Compensation Committee grants each of the NEOs a blend of NQSOs, RSAs, and cash LTIP awards. The NQSOs vest in equal installments over a three-year period and are exercisable for up to a maximum of ten years. The RSAs vest in equal installments over a three-year period, and the cash LTIP payout is based on relative TSR against an index of primarily publicly-traded restaurant companies over a three-year performance period. NQSOs have value to the executive only if the Corporation’s stock price increases over the price on the date of grant and the value of RSAs fluctuates with changes in the Corporation’s stock price.

The Compensation Committee believes that this mix of long-term incentives appropriately balances an emphasis on absolute and relative stock price performance and aligns the compensation of our NEOs with the long-term interests of stockholders. The LTI awards are comprised of the mix of award vehicles noted in the below table. The Compensation Committee believes this weighting provides a balanced strategy among stockholder alignment, executive retention, risk, and performance.

	RSAs	NQSOs	Cash LTIP

CEO	40%	30%	30%

Other NEOs	50%	25%	25%

The cash LTIP cycles provide for payment between zero and 200% of the target award based on the Corporation’s relative TSR performance over a three-year performance period. The relative TSR performance targets are depicted below:

	Relative TSR Ranking at End of Performance Period	Percentage of Target Relative TSR Units Earned

No Payout	< 25th Percentile of the Index	0%

Threshold	25th Percentile of the Index	50%

Target	50th Percentile of the Index	100%

Maximum	80th Percentile of the Index	200%

The Committee also may grant, and from time to time has granted, performance-vesting restricted stock to the NEOs, which typically have vested at the end of a three-year period in an amount determined by pre-established company performance metrics.

The Compensation Committee considered a range of factors in setting the value to be awarded to the NEOs, including assessments of individual performance, the potential contributions that each NEO could be expected to make in the future, each NEO’s TDCO, LTI awards previously granted to certain NEOs, the size of awards provided to other individuals holding similar positions in the NEO Peer Group, survey data considered by the Compensation Committee, the number of shares which remained available for issuance under the 2019 Stock Incentive Plan and overall accounting expense associated with

33

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

the awards. In 2023, Mr. Chang and Ms. Son each received a one-time increase in the value of their restricted stock awards of $250,000 and $200,000, respectively, related to their contributions in the acquisition of Fuzzy’s Taco Shop.

The table below summarizes the grant date value of the annual long-term incentive awards made in 2023 (additional detail regarding long-term incentive awards granted in 2023 can be found in the Grants of Plan-Based Awards in 2023 table in this proxy statement):

Name	Stock Options	Restricted Stock	Cash LTIP at Target	Total Long-Term Incentive Opportunity

John W. Peyton	$1,050,021	$1,400,029	$1,050,000	$3,500,050

Vance Y. Chang	$212,522	$425,060	$212,500	$850,082

Tony E. Moralejo	$150,035	$300,060	$150,000	$600,095

Jay D. Johns	$250,021	$500,075	$250,000	$1,000,096

Christine K. Son	$187,534	$375,075	$187,500	$750,109

2021—2023 Cash LTIP Payout

Demonstrating the Corporation’s pay-for-performance philosophy and the direct link between pay and the Corporation’s stock price performance, the cash LTIP payout as a percentage of target, which is determined based on the Corporation’s TSR performance relative to all other restaurant companies traded on U.S.-based exchanges, has varied significantly over the past three performance periods. Performance and payouts under the 2021-2023 performance period and prior performance periods were as follows:

Performance Period	Dine Brands TSR	Restaurant Index Percentile Rank		Payout as a percentage of target award

2019 — 2021	18.40%	42.7	th	78.5%

2020 — 2022	(18.9)%	29.6	th	0%

2021 — 2023	(23.13)%	27.6	th	0%*

*

For the 2021-2023 cash LTIP cycle, the Corporation’s TSR performance achieved a percentile rank of 27.6th percentile relative to the companies included in the index of publicly-traded restaurant companies during the three-year performance period, which is below the 33% threshold set for this cycle. The amounts in the table below represent the target cash LTIP incentive and actual amounts paid to the participating NEOs pursuant to the 2021-2023 cash LTIP.

Name	2021 - 2023 Target Award	2021 - 2023 Payout (0% of Target)

John W. Peyton	$1,155,000	$0

Vance Y. Chang	$198,000	$0

Tony E. Moralejo	$99,000	$0

Jay D. Johns	$297,000	$0

*	Ms. Son was promoted after the 2021 cash LTIP grants and, accordingly, did not participate in the 2021-2023 cash LTIP cycle.

34

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

Stock Ownership Guidelines

The Corporation maintains robust stock ownership guidelines that are intended to further the Compensation Committee’s objectives of aligning the financial interests of its executives with those of the Corporation’s stockholders. The stock ownership guidelines call for each NEO to accumulate a minimum number of shares equal in value to a specific multiple of their base salary. For purposes of the guidelines, stock ownership includes Common Stock owned directly, in-the-money value of exercisable NQSOs, RSAs, and stock-settled RSUs that are not subject to performance goals that have not been achieved. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by the Corporation’s executives to allow them to meet the stock ownership guidelines.

The Compensation Committee annually reviews each NEO’s progress towards meeting the stock ownership guidelines. The Compensation Committee has informed management that it may reduce or choose not to grant future stock-based compensation to any executive who fails to make reasonable progress towards meeting the stock ownership goals within five years after becoming subject to the guidelines. Based upon its November 2023 review of each NEO’s equity holdings in the Corporation, the Compensation Committee determined that each NEO met, exceeded, or was on schedule to meet the applicable guideline.

The following table sets forth the stock ownership and goals of each of the continuing NEOs:

Name	Guideline as a Multiple of Base Salary	Guideline Status

John W. Peyton(1)	6	On Schedule

Vance Y. Chang(2)	4	On Schedule

Jay D. Johns(3)	4	On Schedule

Tony E. Moralejo(4)	4	On Schedule

Christine K. Son	2	Meets Guideline

(1)	Mr. Peyton has until January 4, 2026 to meet his stock ownership guideline.

(2)	Mr. Chang has until June 14, 2026 to meet his stock ownership guideline.

(3)	Mr. Johns has until June 13, 2024 to meet his stock ownership guideline.

(4)	Mr. Moralejo has until January 6, 2028 to meet his stock ownership guideline.

Clawback Policy

In November 2023, the Corporation adopted a revised Clawback Policy consistent with the requirements of the Exchange Act Rule 10d-1 and in accordance with the final listing standards adopted by NYSE to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The revised Clawback Policy provides that if the Corporation is required to restate its financial results due to material noncompliance with any financial reporting requirement under the federal securities laws, the Corporation will recoup from each current and former “executive officer” (within the meaning of Rule 10d-1 of the Exchange Act), of the Corporation or a subsidiary of the Corporation any erroneously awarded incentive compensation, subject to limited exceptions. This policy will apply in addition to any right of recoupment against the Chief Executive Officer and Chief Financial Officer pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or other applicable law or regulation. The revised Clawback policy is attached as Exhibit 97 to the Corporation’s 2023 annual report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 28, 2024.

Hedging and Pledging Restrictions

Under the Corporation’s Insider Trading Policy, all officers, employees, and directors of the Corporation are prohibited from engaging in short sales of the Corporation’s common stock or in taking positions on the Corporation’s publicly traded call and put options or otherwise using financial instruments to engage in hedging transactions to lock in the value of the Corporation’s securities by preventing a decrease and/or increase in value.

35

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

Employment Agreements and Change-in-Control Provisions

Employment Agreements

The Corporation enters into employment agreements with certain executives when it determines that an employment agreement is desirable for the Corporation to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the Compensation Committee determines that an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at the Corporation with respect to other similarly situated employees.

As of December 31, 2023, each of Mr. Peyton, Mr. Chang, and Mr. Johns was a party to an employment agreement with the Corporation. Each employment agreement provides for an initial employment term of three years. Mr. Peyton’s employment agreement further provides for automatic successive one-year extensions at the end of such term unless the Corporation or the executive gives notice to the contrary more than 90 days prior to the expiration of the then-current term of the agreement. The Corporation may terminate any employment agreement at any time, with or without cause upon written notice to the executive. The employment agreements provide for base salaries, target annual cash incentive opportunities as a percentage of base salary and certain other perquisites and benefit programs. The employment agreements do not contain multi-year incentive guarantees or tax gross-ups. The employment agreements contain confidentiality, trade secrets, discoveries, and non-solicitation provisions.

Ms. Son is party to an employment offer letter with the Corporation, effective as of March 16, 2021. Mr. Moralejo is party to an employment offer letter with the Corporation, effective as of January 6, 2023.

Under certain termination scenarios, the employment agreements may provide for severance payments, benefits continuation and vesting of outstanding equity-based awards. See “Potential Payments Upon Termination or Change in Control” in this proxy statement for additional information about severance arrangements, including projected severance payment amounts, pursuant to the employment agreements.

Amended and Restated Executive Severance and Change in Control Policy

As of December 31, 2023, Ms. Son and Mr. Moralejo participated in the Corporation’s Amended and Restated Executive Severance and Change in Control Policy. This policy is intended to increase the retention of the senior leadership team and to provide severance benefits under specified circumstances to certain individuals who are in a position to contribute materially to the success of the Corporation. These arrangements also are intended to facilitate changes in the leadership team by setting terms for the termination of an executive officer in advance, thereby allowing a smooth transition of responsibilities when it is in the best interests of the Corporation. Under certain termination scenarios, the policy may provide for severance payments, benefits continuation and vesting of certain outstanding equity-based awards. The policy does not provide for tax gross-ups. See “Potential Payments Upon Termination or Change in Control” in this proxy statement for additional information about severance arrangements, including projected severance payment amounts, pursuant to the Amended and Restated Executive Severance and Change in Control Policy.

Nonqualified Deferred Compensation Plan

Pursuant to the Deferred Compensation Plan, all NEOs are eligible to defer their base salaries, annual cash incentives, and long-term incentive plan cash distributions. Deferrals are always 100% vested. This plan provides the NEOs with a long-term capital accumulation opportunity. The Deferred Compensation Plan provides a range of investment opportunities and is designed to comply with Section 409A of the Internal Revenue Code (the “Code”). See “2023 Nonqualified Deferred Compensation” in this proxy statement for additional information.

Perquisites

The Corporation provided all 2023 NEOs with limited perquisites as part of a competitive total compensation package. The Compensation Committee annually reviews the perquisites provided to the NEOs and approves those personal benefits or perquisites that it deems to be in the Corporation’s best interest in order to induce executives to maintain or accept employment with us.

36

2024 PROXY STATEMENT
EXECUTIVE COMPENSATION

Annual Physicals. Each NEO is entitled and expected to have an annual physical provided at the Corporation’s cost.

Automobile Allowances. The Corporation pays each of the NEOs an automobile allowance.

Supplemental Life Insurance. The Corporation provides supplemental life insurance for each of the NEOs in addition to paying for life insurance for all eligible employees. NEOs are provided $900,000 in life insurance under the Corporation’s group policy.

Supplemental Disability Insurance. The Corporation provides supplemental disability insurance for each of the NEOs in addition to paying for disability insurance for all eligible employees. The coverage for each NEO generally provides for a benefit equal to 60% of pre-disability earnings subject to a maximum of $25,000 per month.

Tax Preparation Reimbursement. The Corporation may provide tax preparation reimbursement for certain NEOs who are required to file tax returns in multiple states as a result of their employment with the Corporation. The benefit is taxable to the NEO and is intended to encourage the NEO to engage knowledgeable experts to assist with tax preparation.

Restaurant Dining Expenses. The Corporation reimburses each of the NEOs for amounts spent dining at Applebee’s, IHOP and Fuzzy’s restaurants.

Other. On a case-by-case basis, the Corporation may provide other perquisites to certain executives from time to time.

See the 2023 Summary Compensation Table for additional details on these perquisites.

37

2024 PROXY STATEMENT
COMPENSATION TABLES

COMPENSATION TABLES

Compensation tables and accompanying notes and disclosures for all NEOs are set forth below.

2023 Summary Compensation Table

The following 2023 Summary Compensation Table and accompanying notes set forth information concerning compensation earned by each of the Corporation’s NEOs for the fiscal year ended December 31, 2023, and, to the extent required under applicable SEC disclosure rules, the fiscal years ended December 31, 2022 and 2021.

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

John Peyton	2023	1,000,000	—		1,400,029		1,050,021		1,036,451	54,020	4,540,521
Chief Executive Officer	2022	1,000,010	—		1,400,058		1,050,001		937,500	37,763	4,425,333
	2021	961,539	1,200,000	(4)	4,251,545	(5)	2,074,736	(6)	2,000,000	350,193	10,838,013

Vance Chang	2023	526,477	—		425,060		212,522		329,299	53,790	1,551,071

Chief Financial Officer	2022	508,077	—		600,024		150,014		358,594	40,699	1,657,408
	2021	259,615	—		998,157		204,029		750,000	26,203	2,238,004

Tony Moralejo	2023	592,109	—		300,060		150,035		374,868	53,437	1,478,400
President, Applebee’s Business Unit	2022	—	—		—		—		—	—	—
	2021	—	—		—		—		—	—	—

Jay D. Johns	2023	750,000	—		500,075		250,021		599,468	57,065	2,156,629
President, IHOP Business Unit	2022	721,154	—		1,000,042		250,013		447,187	44,366	2,462,762
	2021	582,692	—		297,031		306,035		1,044,191	41,963	2,271,912

Christine K. Son	2023	493,846	—		375,075		187,534		248,340	53,123	1,364,072

Senior Vice President,	2022	464,538	—		550,128		137,519		263,250	41,215	1,456,650
	2021	398,249	—		499,996		—		540,000	37,021	1,475,266

(1)

The amounts reported in this column for 2023 represent the aggregate grant date fair value related to the RSAs that were granted as part of the 2023 LTI award computed in accordance with FASB ASC Topic 718. The amounts in the “Stock Awards” column for prior years include the aggregate grant date fair value related to stock awards granted in each of the years shown, computed in accordance with FASB ASC Topic 718 and, in the case of performance-based RSUs, based on the probable level of achievement of the underlying performance goals as of the date of grant. See Note 14 to Consolidated Financial Statements in the Corporation’s annual reports on Form 10-K for the years ended 2023, 2022 and 2021, and for information regarding assumptions underlying the valuation of equity awards granted in 2023, 2022 and 2021, respectively.

(2)

The amounts in the “Option Awards” column for 2023, 2022, and 2021 represent the aggregate grant date fair value related to option awards granted in each of such years, computed in accordance with FASB ASC Topic 718. See Note 14 to Consolidated Financial Statements in the Corporation’s annual report on Form 10-K for the years ended 2023, 2022, and 2021 for information regarding assumptions underlying the valuation of equity awards granted in 2023, 2022, and 2021.

(3)	The amounts in “All Other Compensation” for 2023 include amounts paid or reimbursed for the following:

Name	Taxable Fringe ($)	Auto Allowance and Expenses ($)	401(k) Plan Contributions ($)	Dine Brands Restaurant Dining Expenses ($)	Life and Disability Insurance Premiums ($)	Annual Physical Exam ($)*	Total ($)

John W. Peyton	99	15,000	16,500	790	5,931	15,700	54,020

Vance Y. Chang	76	15,000	16,500	3,439	3,075	15,700	53,790

Tony E. Moralejo	82	15,000	16,500	404	5,751	15,700	53,437

Jay D. Johns	1,367	15,000	16,500	221	8,277	15,700	57,065

Christine K. Son	76	15,000	16,500	2,884	2,963	15,700	53,123

Total	—	—	—	—	—	—	271,435

*	For healthcare privacy reasons, the Corporation allocated the same annual physical exam cost to each officer listed in this table during 2023.

38

2024 PROXY STATEMENT
COMPENSATION TABLES

(4)	Represents Mr. Peyton’s sign-on bonus which was repayable upon voluntary termination of employment within two years from date of hire.

(5)	Includes the grant date fair value associated with special sign-on RSUs awarded to Mr. Peyton valued at $3,096,478.

(6)	Includes the grant date fair value associated with special sign-on stock options awarded to Mr. Peyton valued at $884,704.

Grants of Plan-Based Awards in 2023

The following table provides information with respect to the plan-based awards granted by the Compensation Committee to the NEOs. Plan-based awards include annual incentive plan awards under the Corporation’s 2023 Annual Incentive Plan (“AIP”), RSAs, NQSOs and cash LTIP awards under the 2019 Stock Incentive Plan. For additional information on the performance objectives and determination of threshold, target, and maximum payouts for these awards, see the section entitled “Performance- and Stock-Based Compensation” in the Compensation Discussion and Analysis section of this proxy statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards (#)	All Other Stock Awards: Number of Shares or Stock Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name / Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
John Peyton
AIP	—		626,050	1,252,100	2,504,200	—	—	—	—	—
LTIP	—		525,000	1,050,000	2,100,000	—	—	—	—	—
NQSO	3/3/2023	2/15/2023	—	—	—	—	—	28,113	74.94	1,050,021
RSA	3/3/2023	2/15/2023	—	—	—	—	18,682	—	—	1,400,029
Vance Chang
AIP	—		198,900	397,800	795,600	—	—	—	—	—
LTIP	—		106,250	212,500	425,000	—	—	—	—	—
RSA	3/3/2023	2/15/2023	—	—	—	—	5,672	—	—	425,060
NQSO	3/3/2023	2/15/2023	—	—	—	—	—	5,690	74.94	212,522
Tony E. Moralejo
AIP	—		270,000	540,000	1,080,000	—	—	—	—	—
LTIP	—		75,000	150,000	300,000	—	—	—	—	—
RSA	3/3/2023	2/15/2023	—	—	—	—	4,004	—	—	300,060
NQSO	3/3/2023	2/15/2023	—	—	—	—	—	4,017	74.94	150,035
Jay D. Johns
AIP	—	—	337,500	675,000	1,350,000	—	—	—	—
LTIP	—		125,000	250,000	500,000	—	—	—	—
RSA	3/3/2023	2/15/2023	—	—	—	—	6,673	—	—	500,075
NQSO	3/3/2023	2/15/2023	—	—	—	—	—	6,694	74.94	250,021
Christine Son
AIP	—	—	150,000	300,000	600,000	—	—	—	—	—
LTIP	—	—	93,750	187,500	375,000	—	—	—	—	—
RSA	3/3/2023	2/15/2023	—	—	—	—	5,005	—	—	375,075
NQSO	3/3/2023	2/15/2023	—	—	—	—	—	5,021	74.94	187,534

(1)

Please see the section entitled “Performance- and Stock-Based Compensation” in the Compensation Discussion and Analysis section of this proxy statement for additional information regarding the AIP and cash LTIP.

(2)	Unless otherwise noted, RSAs reflected in this table vest as to one-third of the total shares on each of the first, second, and third anniversaries of the date of grant.

(3)	NQSOs reflected in this table vest and become exercisable as to one-third of the shares subject to the NQSO on each of the first, second and third anniversaries of the date of grant.

(4)

The amounts in this column represent the aggregate grant date fair value related to RSAs and NQSO awards granted in 2023 computed in accordance with FASB ASC Topic 718. See Note 14 to Consolidated Financial Statements in the Corporation’s annual report on Form 10-K for the year ended December 31, 2023 for information regarding assumptions underlying the valuation of equity awards.

39

2024 PROXY STATEMENT
COMPENSATION TABLES

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table provides summary information regarding the outstanding equity awards for the Corporation’s NEOs at December 31, 2023.

	Stock Awards

	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Exercisable (#)	Unexercisable (#)
John Peyton	19,344	9,672	(2)	57.55	01/04/31	4,670(3)	231,866	—	—
	17,958	8,979	(4)	82.44	03/04/31			—	—
	10,532	21,063	(5)	70.08	03/04/32	13,318(6)	661,239	—	—
	—	28,113	(7)	74.94	3/3/2033	18,682(8)	927,561	—	—
Vance Chang	2,766	1,382	(9)	90.94	06/15/31	726(10)	36,046	—	—
	—	—		—	—	4,399(11)	218,410	—	—
	1,505	3,009	(6)	70.08	03/04/32	2,854(12)	141,701	4,526(13)	224,706
	—	5,690	(8)	74.94	03/03/33	5,672(14)	281,615	—	—
Tony E. Moralejo	5,820	—		87.17	02/26/30	—	—	—	—
	1,540	769	(4)	82.44	03/04/31	400(3)	19,860	—	—
	—	—		—	—	344(3)	17,080	—	—
	753	1,504	(5)	70.08	03/04/32	1,427(6)	70,851	2,263(13)	112,379
	—	—		—	—	3,318(6)	164,739	—	—
	—	4,017	(7)	74.94	03/03/33	4,004(8)	198,799	—	—
Jay Johns	3,184	—		113.72	02/24/25	—	—	—	—
	7,528	—		90.90	02/26/26	—	—	—	—
	5,039	—		98.97	02/25/29	—	—	—	—
	14,549	—		87.17	02/26/30	—	—	—	—
	4,618	2,309	(4)	82.44	03/04/31	1,201(3)	59,630	—	—
	2,508	5,015	(5)	70.08	03/04/32	4,756(6)	236,135	7,543(13)	374,510
	—	6,694	(7)	74.94	03/03/33	6,673(8)	331,314	—	—
Christine Son	1,621	—		113.72	02/24/25	—	—	—	—
	3,764	—		90.90	02/26/26	—	—	—	—
	12,593	—		53.49	03/03/27	—	—	—	—
	4,767	—		68.80	02/22/28	—	—	—	—
	2,559	—		98.97	02/25/29	—	—	—	—
	4,143	—		87.17	02/26/30	—	—	—	—
	—	—		—	—	1,011(3)	50,196	—	—
	—	—		—	—	840(15)	41,706	—	—
	1,380	2,758	(5)	70.08	03/04/32	2,616(6)	129,884	4,149(13)	206,020
	—	5,021	(7)	74.94	03/03/33	5,005(8)	248,498	—	—

(1)	Per share value of stock awards is $49.65 based on the closing price of the Common Stock on the NYSE on December 29, 2023.

(2)	These NQSOs became exercisable as to one-third on each of January 4, 2022, January 4, 2023 and January 4, 2024.

(3)	These RSAs vested as to one-third on each of March 4, 2022, March 4, 2023 and March 4, 2024.

(4)	These NQSOs became exercisable as to one-third on each of March 4, 2022, March 4, 2023 and March 4, 2024.

40

2024 PROXY STATEMENT
COMPENSATION TABLES

(5)	These NQSOs became exercisable as to one-third on March 4, 2023 and March 4, 2024 and will become exercisable as to one-third on March 4, 2025.

(6)	These RSAs vested as to one-third on March 4, 2023 and March 4, 2024 and will vest as to one-third on March 4, 2025.

(7)	These NQSOs became exercisable as to one-third on March 4, 2024 and will become exercisable as to one-third on each of March 4, 2025 and March 4, 2026.

(8)	These RSAs vested as to one-third on March 3, 2024 and will vest as to one-third on each of March 3, 2025 and March 3, 2026.

(9)	These NQSOs became exercisable as to one-third on June 15, 2022 and June 15, 2023 and will vest as to one-third on June 15, 2024.

(10)	These RSAs vested as to one-third on June 15, 2022 and June 15, 2023 and will vest as to one-third on June 15, 2024.

(11)	These RSAs vested as to one-fourth on June 15, 2022 and June 15, 2023 and will vest as to one-fourth on each of June 15, 2024, and June 15, 2025.

(12)	These RSAs vested as to one-third on March 4, 2023 and March 4, 2024 and will vest as to one-third on March 4, 2025.

(13)	These RSUs will vest on March 4, 2025 in an amount to be determined based upon the achievement of certain stock price performance targets.

(14)	These RSAs vested as to one-third on March 4, 2024 and will vest as to one-third on each of March 4, 2025 and March 4, 2026.

(15)	These RSAs vested as to one-third on May 17, 2022 and May 17, 2023, and will vest as to on-third on May 17, 2024.

2023 Option Exercises and Stock Vested

The following table provides information on stock option exercises and vesting of stock awards by the NEOs during the fiscal year ended December 31, 2023.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

John W. Peyton	—	—	29,183	2,034,935

Vance Y. Chang	—	—	2,888	231,240

Tony E. Moralejo	—	—	3,463	285,359

Jay D. Johns	—	—	9,666	788,802

Christine Son	—	—	2,761	217,092

(1)	Represents the lapsing of restrictions on and the release or issuance, as applicable, of RSAs and RSUs granted to the NEO.

(2)	Represents the product of the number of shares vested and the closing price of the Corporation’s Common Stock on the NYSE on the vesting date.

2023 Nonqualified Deferred Compensation

Pursuant to the Deferred Compensation Plan, certain highly compensated employees can elect to defer up to 80% of their base salary, 100% of annual cash incentive payments and 100% of long-term incentive plan distributions instead of receiving these amounts as payments taxable in the year of receipt.

Under the Deferred Compensation Plan, participants may designate select investment options, approved by the Compensation Committee, in which the deferred compensation payments are deemed to be invested. These investment options are not publicly traded and are only available through variable insurance products. Participants have no ownership interest in the investment option(s) they select, as the investment options are used principally to measure gains or losses. Amounts are credited or debited to a participant’s account balance in accordance with deferral elections made by the participant. There is no guaranteed investment return on any deferred payment amounts.

The unfunded, nonqualified plan structure of the Deferred Compensation Plan is required in order to preserve the beneficial tax deferral treatment for the participants. Amounts in a participant’s deferral account represent unsecured claims against

41

2024 PROXY STATEMENT
COMPENSATION TABLES

the Corporation’s assets. Deferred amounts together with any credited investment returns are paid out to participants in accordance with their advance written election, either in a lump sum or in annual installment payments commencing on the applicable benefit distribution date selected by the participant. No NEOs participated in the Deferred Compensation Plan during 2023 or had account balances as of December 31, 2023.

Employment Agreements and Equity Awards

The employment agreements for Messrs. Peyton, Chang, and Johns and the Amended and Restated Executive Severance and Change in Control Policy for Ms. Son and Mr. Moralejo provide for severance benefits in the event of termination by the Corporation without “cause,” termination by the executive for “good reason” either prior to or following a “change in control,” termination upon a change in control only, termination due to death, and termination due to disability.

The award agreements under our 2019 Stock Incentive Plan provide for certain treatment of unvested equity awards upon a recipient’s termination of employment. Our RSA and RSU agreements generally provide that an executive shall no longer be entitled to the entire RSA or RSU award if the recipient does not remain continuously employed through the vesting period, except in the case of (i) disability or death, in which case the recipient shall fully vest in the RSAs or RSUs, or (ii) upon a change in control, in which case the recipient shall fully vest in the RSAs or RSUs subject to certain conditions including a qualifying termination. Our NQSO agreement generally provides that NQSOs may not be exercised after a recipient ceases to be employed or engaged by the Corporation except in the case of (i) death or disability, in which case, the recipient shall fully vest in the NQSOs and shall have 12 months from the date of termination to exercise such NQSOs; (ii) retirement, in which case, the recipient shall fully vest in the NQSOs and shall have five years from the date of retirement to exercise such NQSOs; and (iii) a qualifying termination upon a change in control, in which case, the recipient is eligible to receive, subject to certain conditions, the payment of a lump sum amount in cash equal to the product of the excess of the fair market value of the option over the option exercise price and the number of unexercised option shares.

Employment Agreement with John W. Peyton

The employment agreement between the Corporation and Mr. Peyton provides that, in the event of termination by the Corporation without “cause” or by Mr. Peyton for “good reason” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Peyton would be entitled to the following benefits:

•	any accrued base salary through the date of termination and any bonus for the prior fiscal year not yet paid;

•

a lump sum payment equal to two times the sum of his annual base salary, plus the greater of (i) the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed and (ii) Mr. Peyton’s target bonus for the then-current fiscal year;

•	the annual bonus payout for Mr. Peyton for the year of termination based on actual performance, prorated for the length of service during such year;

•	continued insurance coverage for a maximum of 18 months;

•	full vesting of all make-good RSU and make-good options granted to Mr. Peyton under his employment agreement in connection with the commencement of his employment with the Corporation;

•	the right to exercise any vested stock options or SARs for up to 24 months;

•	accelerated vesting of time-based equity awards (other than the make-good equity awards) that would have vested during the 24-month period following such termination; and

•

vesting of performance-based equity awards based on the portion of the period elapsed prior to the date of termination plus up to 24 months, with each such award to be paid at the time such award would have been paid to Mr. Peyton had he remained employed with the Corporation, based on actual performance during such period.

42

2024 PROXY STATEMENT
COMPENSATION TABLES

The employment agreement with Mr. Peyton also provides that, in the event of termination by the Corporation without “cause” or by Mr. Peyton for “good reason” within 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Peyton will be entitled to the following benefits:

•

a lump sum payment equal to three times the sum of his base salary, plus the greater of (i) the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed and (ii) Mr. Peyton’s target bonus for the then-current fiscal year;

•	continued insurance coverage for a maximum of 18 months;

•	full vesting of all time-based equity awards, including Mr. Peyton’s make-good RSUs and make-good options; and

•

vesting of all performance-based equity awards and long-term cash-based compensation subject to performance-vesting criteria based on the Corporation’s actual performance through the date of such change in control.

Additionally, on May 15, 2023, Mr. Peyton’s employment agreement was amended to increase Mr. Peyton’s target annual bonus under the Corporation’s annual incentive plan from 100% to 150% of his base salary.

Employment Agreement with Vance Y. Chang

The employment agreement between the Corporation and Mr. Chang provides that, in the event of termination by the Corporation without “cause” or by Mr. Chang for “good reason” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Chang will be entitled to the following benefits:

•	any accrued base salary through the date of termination;

•	a lump sum payment equal to the sum of his annual base salary, plus the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed;

•	continued insurance coverage for a maximum of 12 months;

•	full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the date of his termination;

•

pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions that would have vested at the end of the performance period, based on actual performance during such performance period; and

•	the right to exercise any vested stock options or SARs for up to 12 months.

The employment agreement with Mr. Chang also provides that, in the event of termination by the Corporation without “cause” or by Mr. Chang for “good reason” within three months prior to or 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Chang will be entitled to the following benefits:

•	a lump sum payment equal to two times the sum of his base salary, plus the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed;

•	a lump sum payment equal to his prorated bonus for the year of termination based on actual performance through the date of termination;

•	continued insurance coverage for a maximum of 24 months;

•	full vesting of any unvested stock options, SARs, and other equity-based awards;

•	full vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions, based on actual performance through the date of the change in control; and

•	the right to exercise any vested stock options or SARs for up to 24 months.

43

2024 PROXY STATEMENT
COMPENSATION TABLES

Employment Agreement with Jay D. Johns

The employment agreement between the Corporation and Mr. Johns entered into on March 9, 2022 provides that, in the event of termination by the Corporation without “cause” or by Mr. Johns for “good reason” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Johns will be entitled to the following benefits:

•	any accrued base salary through the date of termination;

•	a lump sum payment equal to the sum of his annual base salary, plus 100% of his target bonus for the period during which the termination of employment occurs;

•	full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the date of his termination;

•

pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions that would have vested at the end of the performance period, based on actual performance during such performance period; and

•	the right to exercise any vested stock options or SARs for up to 24 months.

The employment agreement with Mr. Johns also provides that, in the event of termination by the Corporation without “cause” or by Mr. Johns for “good reason” within 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Johns will be entitled to the following benefits:

•	a lump sum payment equal to two times the sum of his base salary, plus 200% of his target bonus for the period during which the termination of employment occurs;

•	a lump sum payment equal to his prorated target bonus for the year of termination;

•	continued insurance coverage for a maximum of 18 months;

•	full vesting of any unvested stock options, SARs, and other equity-based awards;

•	full vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions, based on actual performance through the date of the change in control; and

•	the right to exercise any vested stock options or SARs for up to 24 months.

Amended and Restated Executive Severance and Change in Control Policy

As of December 31, 2023, pursuant to the terms of the employment offer letters for Ms. Son and Mr. Moralejo and the Amended and Restated Executive Severance and Change in Control Policy, if Ms. Son or Mr. Moralejo’s employment is involuntarily terminated by the Corporation without “cause” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, Ms. Son or Mr. Moralejo, as applicable, will be entitled to the following benefits:

•	an amount equal to 12 months’ base salary, plus 100% of the target bonus for the performance period in which the termination occurs;

•	full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the date of termination;

•

pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions that would have vested at the end of the performance period, based on actual performance during such performance period; and

•	the right to exercise any vested stock options or SARs for up to 24 months.

The Amended and Restated Executive Severance and Change in Control Policy also provides that in the event an executive’s employment is involuntarily terminated by the Corporation without “cause” within 24 months following a “change in control” or an executive’s employment is voluntarily terminated for “good reason” within 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, the executive will be entitled to the following benefits:

•	an amount equal to 24 months’ base salary, plus 200% of the annual target bonus for the performance period in which the termination occurs;

44

2024 PROXY STATEMENT
COMPENSATION TABLES

•	continued insurance coverage for a maximum of 18 months;

•	full vesting of any unvested stock options, SARs, and other equity-based awards;

•	full vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions, based on actual performance through the date of the change in control; and

•	the right to exercise any vested stock options or SARs for up to 24 months.

Section 280G of the Code

The employment agreements for Messrs. Peyton, Chang, and Johns as well as the Amended and Restated Executive Severance and Change in Control Policy applicable to Ms. Son and Mr. Moralejo provide that if any payment or benefit received by the executive would not be deductible by reason of Section 280G of the Code, then the payment or benefits will be reduced until no portion of such payment or benefits is not deductible by reason of Section 280G of the Code, provided that no such reduction will be made unless the net after-tax benefit received by the executive after such reduction would exceed the net after-tax benefit received by the executive if no such reduction was made.

Potential Payments Upon Termination or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements assuming the NEO’s employment had terminated or a “change in control” had occurred on December 31, 2023, based on the Corporation’s closing stock price on December 31, 2023. These benefits are in addition to benefits available generally to salaried employees.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the Corporation’s stock price. In addition, as of December 31, 2023, the employment agreements for Messrs. Peyton, Chang, and Johns as well as the Amended and Restated Executive Severance and Change in Control Policy applicable to Ms. Son and Mr. Moralejo provide that if the payments and benefits to an NEO under his or her respective employment agreement or policy or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the NEO receiving a higher net after-tax amount. The amounts reflected in the below table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the applicable employment agreement or policy.

There can be no assurance that a termination or “change in control” would produce the same or similar results as those described if occurring on another date or at another price, or if any assumption used to prepare this information is not correct in fact. Please see “Employment Agreements and Change in Control Provisions” in the Compensation Discussion and Analysis section of this proxy statement for additional information.

45

2024 PROXY STATEMENT
COMPENSATION TABLES

The following table presents payments for involuntary termination by the Corporation for reasons other than “cause” or, in the case of Mr. Peyton, Mr. Chang and Mr. Johns, voluntary termination by the participant for “good reason” not in connection with a “change in control” (“CIC”).

	Peyton	Chang	Moralejo	Johns	Son

Cash Severance	$4,937,500	$1,084,697	$1,140,000	$1,425,000	$800,000

Pro-Rata Bonus Payment	$1,036,451	$0	$0	$0	$0

Time-Vested NQSO Spread Value	$0	$0	$0	$0	$0

Time-Vested RSA and RSU	$1,511,495	$310,015	$221,042	$288,169	$239,710

Cash LTIP Value*	$0	$0	$0	$0	$0

Performance- and Time-Vested RSU Value	$0	$0	$0	$0	$0

Welfare Benefit Value	$31,360	$21,612	$20,337	$15,259	$19,565

Outplacement	$10,000	$10,000	$5,000	$5,000	$5,000

Total	$7,526,806	$1,426,324	$1,386,378	$1,733,427	$1,064,275

*	These awards would be prorated based on actual performance as of the date of termination. All outstanding awards are below threshold as of December 31, 2023.

The following table presents payments for involuntary termination by the Corporation for reasons other than “cause” or, in the case of Mr. Peyton, Mr. Chang and Mr. Johns, voluntary termination by the participant for “good reason” within 24 months following a CIC.

	Peyton	Chang	Moralejo	Johns	Son

Cash Severance	$7,406,250	$2,169,394	$2,280,000	$2,850,000	$1,600,000

Pro-Rata Bonus Payment	$1,036,451	$329,299	$374,868	$599,468	$248,340

Time-Vested NQSO Spread Value	$0	$0	$0	$0	$0

Time-Vested RSA and RSU	$1,820,666	$677,772	$471,327	$627,080	$470,285

Cash LTIP Value*	$0	$0	$0	$0	$0

Performance- and Time-Vested RSU Value	$0	$244,706	$112,379	$374,510	$206,020

Welfare Benefit Value	$31,360	$43,225	$30,505	$22,888	$29,348

Outplacement	$10,000	$10,000	$5,000	$5,000	$5,000

Severance Reduction (if applicable)	$0	$425,223	$225,505	$0	$0

Total	$10,304,727	$3,029,173	$3,048,575	$4,478,946	$2,558,992

*	These awards would accelerate in full based on actual performance as of the date of the CIC. All outstanding awards are below threshold as of December 31, 2023.

The following table presents payments for retirement.

	Peyton	Chang	Moralejo	Johns*	Son

Time Vested NQSO Spread Value	$0	$0	$0	$0	$0

Time Vested RSA and RSU Value	$0	$0	$0	$295,765	$0

Cash LTIP Value	$0	$0	$0	$0	$0

Performance and Time-Vested RSU Value	$0	$0	$0	$0	$0

Total	$0	$0	$0	$295,765	$0

*	Mr. Johns is the only NEO eligible for retirement as of December 31, 2023. Vesting acceleration upon retirement is subject to Compensation Committee approval.

46

2024 PROXY STATEMENT
COMPENSATION TABLES

The following table presents payments upon a CIC only and no termination of employment.

	Peyton	Chang	Moralejo	Johns	Son

Time-Vested NQSO Spread Value	$0	$0	$0	$0	$0

Time-Vested RSA and RSU	$0	$0	$0	$0	$0

Cash LTIP Value*	$0	$0	$0	$0	$0

Performance- and Time-Vested RSU Value	$0	$0	$0	$0	$0

Total	$0	$0	$0	$0	$0

*	These awards would be converted to time-based vesting based on actual performance as of the date of the CIC. All outstanding awards are below threshold as of December 31, 2023.

The NEOs have contractual entitlements to double trigger treatment with respect to cash severance and the vesting of outstanding equity and cash LTIP awards. In the event of a change-in-control where the acquiring entity does not assume outstanding awards, the Compensation Committee may exercise discretion to provide for the accelerated vesting of outstanding equity and cash LTIP awards.

The following table presents payments upon termination of employment due to disability or death.

	Peyton	Chang	Moralejo	Johns	Son

Pro-Rata Bonus Payment	$1,036,451	$329,299	$374,868	$599,468	$248,340

Time Vested NQSO Spread Value	$0	$0	$0	$0	$0

Time Vested RSA and RSU Value	$1,820,666	$677,772	$471,327	$627,080	$470,285

Cash LTIP Value	$0	$0	$0	$0	$0

Performance and Time-Vested RSU Value	$0	$0	$0	$0	$0

Total	$2,857,117	$1,007,071	$846,195	$1,226,548	$718,625

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of John W. Peyton, our CEO. Consistent with the Compensation Committee’s approach to our executive compensation program, we set compensation using a market-based approach. Accordingly, we strive to create a competitive global compensation program in terms of both the position and the geographic location in which the employee is located. As a result, our compensation program varies among each local market in order to allow us to provide a competitive compensation package.

Ratio

For 2023,

•	The median of the annual total compensation of all of our employees other than Mr. Peyton, was $138,037.

•	Mr. Peyton’s annual total compensation was $4,540,521.

•	Based on this information, the ratio of the annual total compensation of Mr. Peyton to the median of the annual total compensation of all employees is estimated to be 32.9 to 1.

Identification of Median Employee

We used a median employee identification date of December 31, 2023 to calculate our CEO Pay Ratio. As of the December 31, 2023 median employee identification date, we had 609 employees, with 589 employees based in the

47

2024 PROXY STATEMENT
COMPENSATION TABLES

United States, twelve in Mexico, five in the United Arab Emirates, and three in Canada. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent or less of the Corporation’s total number of employees. The Corporation applied this de minimis exemption when identifying the median employee by excluding the 20 employees located outside of the United States. In determining the median employee, 589 employees in the United States and no employees located outside of the United States were used for the pay ratio calculation.

For purposes of identifying the 2023 median employee from our employee population base, we considered the annual total sum of base salary, wages, overtime, and target bonus, as applicable, compiled from our human resources records. We selected these compensation measures as they represent the principal forms of compensation delivered to all of our employees and this information is readily available. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2023 and annualized the compensation of any employee who was employed by us for less than the entire year.

Using this methodology, we determined that our median employee was a full-time, salaried employee located in Florida. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules except that we elected to include the company-paid portion of health insurance premiums, which are normally excluded from the calculation of total compensation for purposes of the Summary Compensation Table.

48

2024 PROXY STATEMENT
Pay vs. Performance Comparison

Pay vs. Performance Comparison
Our executive compensation programs are intended to link a substantial portion of our NEOs’ realized compensation to the achievement of our financial, operational, and strategic objectives, and to align our NEOs’ pay with changes in the value of our shareholders’ investments. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with Company performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement. As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between compensation actually paid (“CAP”) (as defined in Item 402(v)) and performance for fiscal years 2023, 2022, 2021 and 2020.

								Ending Value of Initial Fixed $100 Investment Based on:		(Stated in millions)

Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(1)(2) ($)		Summary Compensation Table Total for former CEO(1) ($)	Compensation Actually Paid to former CEO(1)(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(1) ($)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2) ($)	Total Shareholder Return(3)	Comparator Group Total Shareholder Return(3)	Net Income (Loss) ($)	Adjusted EBITDA(4) ($)

2023	4,540,521	1,684,905		—	—	1,628,018	1,075,974	$66.72	$153.95	97.2	256.4

2022	4,425,333	5,441,860		—	—	2,352,870	2,100,774	$83.73	$133.03	81.1	251.9

2021	10,838,013	12,876,797	(5)	156,353	8,412,110	1,758,544	1,748,319	$95.54	$145.93	97.9	253.3

2020	—	—		1,834,775	(7,577,567)	1,641,151	1,218,418	$72.69	$119.57	(104.0)	273.5
Figures above reflect updates made to more closely align with the SEC’s proposed methodology for calculating option values which has led to differences in year over year values.

(1)	The following individuals are our CEO, our former CEO, and other NEOs for each fiscal year:

Year	CEO(s)	Non-CEO NEOs

2023	John W. Peyton	Vance Y. Chang, Jay D. Johns, Christine K. Son, Tony E. Moralejo

2022	John W. Peyton	Vance Y. Chang, John C. Cywinski, Jay D. Johns, Christine K. Son

2021	John W. Peyton Stephen P. Joyce	Vance Y. Chang, Allison Hall, John C. Cywinski, Jay D. Johns, Christine K. Son, Thomas H. Song

2020	Stephen P. Joyce	Thomas H. Song, John C. Cywinski, Jay D. Johns, Bryan R. Adel

49

2024 PROXY STATEMENT
Pay vs. Performance Comparison

(2)	Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	FY 2020		FY 2021			FY 2022		FY 2023

Adjustments	Former CEO	Avg. non- CEO NEO	CEO(1)	Former CEO	Avg. non- CEO NEO	CEO	Avg. non- CEO NEO	CEO	Avg. non- CEO NEO

Summary Compensation table total for applicable year.	1,834,775	1,641,151	10,838,013	156,353	1,758,544	4,425,333	2,352,870	4,540,521	1,628,018

Decrease for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	0	(544,415)	(6,326,281)	0	(649,629)	(2,450,059)	(1,234,459)	(2,450,050)	(600,096)

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End. RSU values include RSUs attributable to reinvested Dividend Equivalents	0	588,437	8,365,065	0	546,353	3,598,977	1,109,941	2,076,329	483,883

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	0	0	0	0	0	0	0	0	0

Increase (decrease) for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(9,431,063)	(355,442)	0	0	(12,248)	(242,614)	(136,109)	(2,908,100)	(536,294)

Increase (decrease) for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	400	(151,979)	0	6,224,595	275,596	97,750	(7,773)	336,559	80,500

Decrease of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	0	0	0	0	(197,212)	0	0	0	0

Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	18,320	40,665	0	2,031,162	26,915	12,473	16,305	89,646	19,963

Compensation Actually Paid	(7,577,567)	1,218,418	12,876,797	8,412,110	1,748,319	5,441,860	2,100,774	1,684,905	1,075,974

(3)
TSR is cumulative for the measurement periods beginning as of close of business on December 31, 2019 and ending on December 31, 2020, December 31, 2021, December 31, 2022, and December 31, 2023, calculated in accordance with Item 201
€
 of Regulation
S-K.
The S&P 1500 Composite Restaurant Index TSR column consists of 19 companies (excluding Dine Brands), which is the industry specific peer group in our
10-K.

(4)
“Adjusted EBITDA” is a
non-GAAP
measure used for purposes of our Annual Incentive Plan. Adjusted EBITDA includes income before interest, taxes, depreciation and amortization. A reconciliation of this non-GAAP
financial measure to results in accordance with GAAP can be found in Appendix A to this Proxy Statement.

(5)
Includes
one-time
grants in the form of a
sign-on
bonus of $1,200,000, special
sign-on
RSUs valued at $3,096,478 as of the grant date, and special
sign-on
stock options valued at $884,704 as of the grant date.

50

2024 PROXY STATEMENT
Pay vs. Performance Comparison

Financial Performance Measures
The following table identifies the most important financial performance measures used by our Compensation Committee to link the CAP to our CEO and other NEOs in 2023, calculated in accordance with SEC regulations, to our performance. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A above.

Financial Performance Measures

Adjusted EBITDA

Same-Restaurant Sales

Net Development

Relative Total Shareholder Return (compared to publicly-traded restaurant companies)

Traffic
Relationship to Compensation Actually Paid
See the Compensation Discussion & Analysis for a description of how our Compensation Committee assesses the relationship between executive compensation and performance.
The chart below provides a comparison between (i) the total stockholder return of the Corporation and the S&P 1500 Composite Restaurants Index assuming a fixed $100 initial investment as of close of business on December 31, 2019 and reinvestment of dividends, and (ii) the compensation actually paid to the individuals serving as CEO and the average compensation actually paid to our non-CEO
NEOs for the fiscal years ended December 31, 2020, December 31, 2021, December 31, 2022, and December 31, 2023.

51

2024 PROXY STATEMENT
Pay vs. Performance Comparison

The chart below provides a comparison between (i) the Corporation’s Net Income and (ii) compensation actually paid to the individuals serving as CEO and average compensation actually paid to our non-CEO
NEOs for the fiscal years ended December 31, 2020, December 31, 2021, December 31, 2022, and December 31, 2023.

The chart below provides a comparison between (i) the Corporation’s Adjusted EBITDA and (ii) compensation actually paid to the individuals serving as CEO and average compensation actually paid to our non-CEO
NEOs for the fiscal years ended December 31, 2020, December 31, 2021, December 31, 2022, and December 31, 2023.

52

2024 PROXY STATEMENT
Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 about Common Stock that may be issued under the 2019 Stock Incentive Plan, the Corporation’s 2016 Stock Incentive Plan, or the Corporation’s 2011 Stock Incentive Plan.

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) /Share	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)

Equity Compensation Plans approved by security holders	520,980 (1)	77.59 (2)	1,704,668

Equity Compensation Plans not approved by security holders	—	—	—

Total	520,980	—	1,704,668

(1)	Includes 58,474 restricted stock units outstanding and 462,506 outstanding options to purchase shares of Common Stock under the incentive plan.

(2)	Represents the weighted-average exercise price of outstanding options.

53

2024 PROXY STATEMENT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following members of the Board of Directors served on the Compensation Committee during 2023: Howard M. Berk (Chair), Caroline W. Nahas and Lilian C. Tomovich. None of the Corporation’s executive officers or directors served on the board of directors of any entities whose directors or officers served on the Compensation Committee of the Board of Directors. No current or past executive officers or employees of the Corporation serve on the Compensation Committee and no Compensation Committee member had a relationship during 2023 that would require disclosure pursuant to Item 404 of Regulation S-K.

54

2024 PROXY STATEMENT
INFORMATION ABOUT OUR EXECUTIVE OFFICERS

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

General. The following table sets forth certain information with respect to each person who is currently an executive officer of the Corporation:

Name	Age	Position and Offices with the Corporation

John W. Peyton	57	Chief Executive Officer

Vance Y. Chang	48	Chief Financial Officer

Tony E. Moralejo	59	President, Applebee’s

Jay D. Johns	63	President, IHOP

Christine K. Son	49	Senior Vice President, Legal, General Counsel and Secretary

Executive officers of the Corporation are appointed by, and serve at the discretion of, the Board of Directors.

Biographical information for Mr. Peyton is provided in the section entitled “Proposal One: Election of Directors.” Certain biographical information for the other executive officers is set forth below.

Mr. Chang was appointed as Chief Financial Officer of the Corporation in June 2021. Mr. Chang served as the Chief Financial Officer of Exer Urgent Care, a medical services company, from 2019 to 2021. From 2016 to 2019, Mr. Chang was the Chief Financial Officer for YogaWorks. In October 2020, YogaWorks filed bankruptcy and sold its assets, which the company stated was largely due to the impact of the COVID-19 pandemic on their business.

Mr. Moralejo was appointed to the position of President, Applebee’s Business Unit in January 2023. Mr. Moralejo served as President, International and Global Development of the Corporation from February 2020 to January 2023. From August 2016 to February 2020, Mr. Moralejo was Executive Vice President, International Business & Global Development at Cajun Operating Company.

Mr. Johns was appointed to the position of President, IHOP in June 2019. Mr. Johns served as the Senior Vice President, Operations for IHOP from April 2017 to June 2019. Mr. Johns has been with the Corporation in various operations leadership roles since February 2009, including serving as the Senior Vice President, Strategic Operations Implementation from November 2013 to April 2017.

Ms. Son was appointed as Senior Vice President, Legal, General Counsel and Secretary of the Corporation in April 2021. Ms. Son joined the Corporation in 2011 and served as Vice President, Deputy General Counsel and Assistant Secretary from 2019 to 2021 and as Vice President, Associate General Counsel from 2014 to 2019.

55

2024 PROXY STATEMENT
AUDIT-RELATED MATTERS

AUDIT-RELATED MATTERS

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has determined that:

•

each Audit Committee member is “independent” under the corporate governance listing standards of the NYSE and is or will become “financially literate,” as defined by the NYSE, within a reasonable period of time after appointment to the Audit Committee;

•	each member of the Audit Committee satisfies the “financial management expertise” standard, as required by the NYSE; and

•	Douglas M. Pasquale, Chairman of the Audit Committee, is an “audit committee financial expert,” as defined by the SEC.

Management is responsible for the preparation of financial statements and the financial reporting process, including the system of internal controls over financial reporting. Ernst & Young LLP (“Ernst & Young”), the Corporation’s independent auditor, is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is responsible for assisting the Board of Directors in monitoring:

•	the integrity of the Corporation’s financial statements;

•	the Corporation’s compliance with legal and regulatory requirements;

•	the Corporation’s independent auditor’s qualifications and independence; and

•	the performance of the Corporation’s independent auditor and the Corporation’s internal audit function.

It is the Audit Committee’s policy to review and approve in advance all proposed audit and non-audit services to be provided by the Corporation’s independent auditor.

During 2023, the Audit Committee met ten times and held separate discussions with management, the Corporation’s internal auditors and Ernst & Young. The Audit Committee reviewed and discussed the Corporation’s interim financial information contained in each quarterly earnings announcement with the Corporation’s Chief Executive Officer, Chief Financial Officer, General Counsel and Ernst & Young prior to public release. The Audit Committee reviewed the Corporation’s quarterly financial statements with management and Ernst & Young.

Management has represented to the Audit Committee that the Corporation’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed with management and Ernst & Young the Corporation’s fiscal year ended December 31, 2023 annual consolidated financial statements. The Audit Committee has also discussed the following with Ernst & Young:

•

the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC which include, among other items, matters related to the conduct of the audit of the Corporation’s annual consolidated financial statements;

•

the critical accounting policies and practices used in the preparation of the Corporation’s annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that Ernst & Young discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Ernst & Young; and

•	other written communications between Ernst & Young and management.

In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young the firm’s independence from the Corporation and management, including all relationships between Ernst & Young and the Corporation.

56

2024 PROXY STATEMENT
AUDIT-RELATED MATTERS

The Audit Committee has considered whether the provision of non-audit services by Ernst & Young in the fiscal year ended December 31, 2023 is compatible with maintaining the auditors’ independence and determined that the provision of non-audit services by Ernst & Young is compatible with maintaining the auditors’ independence. The Audit Committee discussed with the Corporation’s internal auditors, Ernst & Young and management the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their respective audits, the evaluations of the Corporation’s internal controls over financial reporting, and the overall quality of the Corporation’s financial reporting. The Audit Committee also discussed with Ernst & Young whether there were any audit problems or difficulties, and management’s response. In addition, the Audit Committee monitored the Corporation’s compliance activities relating to the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

The Audit Committee also selected Ernst & Young as the Corporation’s independent auditor for the fiscal year ending December 31, 2024. The Board of Directors is recommending that stockholders ratify this appointment at the Annual Meeting.

THIS REPORT IS SUBMITTED BY THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Douglas M. Pasquale (Chairman)

Howard M. Berk

Susan M. Collyns (resigning as of March 31, 2024)

Richard J. Dahl

Martha C. Poulter

Matthew T. Ryan (appointed as of March 1, 2024)

Arthur F. Starrs

Independent Auditor Fees

The following table sets forth information concerning Ernst & Young’s fees for the fiscal years ended December 31, 2023 and 2022. All of the fees shown in the table were approved by the Audit Committee in conformity with its pre-approval process.

Type of Fee	2023	2022

Audit Fees	$1,857,000	$1,895,500

Audit-Related Fees	$—	$—

Tax Fees	$105,665	$54,073

All Other Fees	$—	$2,000

Total	$1,962,665	$1,951,573

Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Corporation’s annual financial statements (including services incurred in rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. Audit fees also include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

Audit-Related Fees comprise fees for services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements, including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and review of retirement and other benefit-related programs.

Tax Fees comprise fees for tax compliance, tax planning, and tax advice, including the provision of such services in connection with business acquisition and divestiture activities.

57

2024 PROXY STATEMENT
AUDIT-RELATED MATTERS

All Other Fees consists of fees relating to other non-audit and non-tax services.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee reviews and, as appropriate, approves in advance the independent auditor’s annual engagement letter, including the proposed fees contained therein. The Audit Committee also reviews all audit and permitted non-audit engagements and relationships between the Corporation and its independent auditor, and approves in advance all of the fees related thereto. These services may include audit services, audit-related services, tax services, and other specifically designated non-audit services.

58

2024 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has designated the ten nominees listed below for election as directors of the Corporation, each to serve for a term of one year that will expire at the Corporation’s 2025 annual meeting of stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Your proxy will be voted as specified thereon or, if no instructions are given, for the Board of Directors nominees; however, the persons designated to vote proxies reserve full discretion to vote the shares represented by the proxies for the election of any substitute nominee or nominees designated by the Board of Directors in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees, each of whom currently serves on the Board of Directors, will be unavailable or unable to serve if elected.

The Board of Directors believes that each of the director nominees and continuing directors is well qualified to serve on the Board of Directors, and each of the nominees brings his or her particular business, industry and financial experience and expertise to the Board of Directors. The Board of Directors believes that the backgrounds and qualifications of all of the directors, considered as a group, provide a complementary blend of diversity, experience, knowledge, and abilities.

The following paragraphs give the name and age of each director nominee, as well as each nominee’s business experience over the last five years or more. Immediately following the description of each nominee’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee’s determination that the nominee should serve as a director of the Corporation.

Howard M. Berk (age 59)

Mr. Berk has served on the Corporation’s Board of Directors since 2009. Since 2021, Mr. Berk has served as Senior Advisor of BDT & MSD Partners, a merchant bank with an advisory and investment platform. From 2002 to 2021, Mr. Berk was a Partner at MSD Capital/MSD Partners, L.P., a private investment firm. From 1998 to 2002, Mr. Berk was managing director of TG Capital Corp., an investment group that manages the capital of a single family and acquires and invests in both public and private companies. From 1995 to 1998, Mr. Berk was with The Stenbeck Group, acquiring and managing businesses in multiple countries. Prior to that, he was with Goldman, Sachs & Co., where he worked in the principal investment area, as well as the mergers and acquisitions department. Mr. Berk’s qualifications to sit on the Corporation’s Board of Directors include his experience in dealing with public company boards of directors from a public investor perspective and his experience in finance and managing and investing private capital.

•  Member of the Audit Committee

•  Chair of the Compensation Committee

59

2024 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

Richard J. Dahl (age 72)

Mr. Dahl serves as Chairman of the Board of Directors of Dine Brands Global, Inc. He has served on the Corporation’s Board of Directors since 2004 and assumed the role of Chairman of the Board of Directors in 2017. Mr. Dahl served as the Corporation’s Lead Director from January 2010 to March 2017. Mr. Dahl served as the Chairman of the Board of Directors of the James Campbell Company LLC, a nationally diversified real estate company, from 2010 to May 2018, and previously served as the President and Chief Executive Officer of James Campbell Company LLC from August 2010 to December 2016. He has been a member of the Board of Directors of Hawaiian Electric Industries, Inc. from January 2017 until August 2023 and currently serves as the Chairman of the Board of American Savings Bank, a wholly owned subsidiary of Hawaiian Electric Industries, Inc. He will conclude his tenure on the Boards of Directors of IDACORP, Inc. and its primary subsidiary, Idaho Power Company, effective May 2024. Having been a board member of Idaho Power Company since 2008, he also held the position of Chairman from May 2019 and will serve until May 2024. He served as a member of the Board of Directors of International Rectifier Corporation from February 2008 to January 2015 and as Chairman of the Board from May 2008 to January 2015. Mr. Dahl also served on the Board of Directors and as President and Chief Operating Officer of Dole Food Company, Inc. from 2004 to 2007.

•  Member of the Nominating and Corporate Governance Committee

•  Member of the Audit Committee

Michael C. Hyter (age 67)

Mr. Hyter has served on the Corporation’s Board of Directors since July 2020. Mr. Hyter has served as the President and Chief Executive Officer of the Executive Leadership Council since March 2021, a membership organization for Black CEOs, board directors, and senior executives. Mr. Hyter was the Chief Diversity Officer at Korn Ferry International, an organizational and people advisory firm, from June 2020 to February 2021, and was Managing Partner of Korn Ferry International from September 2012 to June 2020. Previously, Mr. Hyter served as the President and Managing Partner of Global Novations LLC, a provider of diversity, inclusion, and leadership development solutions, from 2006 to September 2012. From 2001 to 2006, Mr. Hyter served as President and Chief Executive Officer of Novations LLC. Mr. Hyter’s qualifications to sit on the Corporation’s Board of Directors include his prior experience in senior executive positions, his experience in management, and his leadership in diversity and inclusion-driven corporate growth strategies.

•  Member of the Nominating and Corporate Governance Committee

•  ESG Board Liaison

Caroline W. Nahas (age 75)

Ms. Nahas has served on the Corporation’s Board of Directors since 1992. She currently serves as a Senior Advisor to Korn Ferry, an organizational and people advisory firm, having previously served as Vice Chair of Korn/Ferry International from January 2015 to 2020. From 1998 to 2015, she held the position of managing director, Southern California, or similar positions at Korn/Ferry International, while previously serving as a member of the executive committee of Korn/Ferry International from 1995 until 1998. Ms. Nahas currently serves as Board Chair of the UCLA Anderson School of Management-Board of Visitors. Ms. Nahas is the former chairman of the board of directors of the United Way of Greater Los Angeles. She has also previously served as Director of Whittier Trust and Trustee of Scripps College.

•  Chair of the Nominating and Corporate Governance Committee

•  Member of the Compensation Committee

60

2024 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

Douglas M. Pasquale (age 69)

Mr. Pasquale has served on the Corporation’s Board of Directors since March 2013. He currently serves as Chief Executive Officer of the investment and consulting firm Capstone Enterprises Corporation, a position he has held since January 2012. He currently serves on three other NYSE Boards including the historic Alexander & Baldwin, Inc. since 2012. Mr. Pasquale served as Nationwide Health Properties’ chairman of the board of directors from 2009 to 2011, President and Chief Executive Officer from 2004 to 2011, and Executive Vice President and Chief Operating Officer from 2003 to 2004. He also served as a Director of Nationwide Health Properties from 2003 to 2011, Terreno Realty Corporation since 2010 and Sunstone Hotel Investors, Inc. since 2011. Mr. Pasquale is a successful leader in the real estate industry with extensive experience and skills in leadership, management, finance, mergers and acquisitions and strategic planning. Mr. Pasquale received his B.S. degree in Accounting and his M.B.A. degree with highest honors from the University of Colorado and guest lectures at several universities.

•  Chair of the Audit Committee

John W. Peyton (age 57)	Mr. Peyton has served as the Chief Executive Officer of the Corporation since January 2021. Mr. Peyton served as President and Chief Executive Officer of Realogy Franchise Group from 2016 to December 2020. Prior to Realogy, Mr. Peyton spent 17 years with Starwood Hotels and Resorts Worldwide, holding various positions including Chief Marketing Officer, Senior Vice President of Global Operations and Chief Operations Officer, North America Hotel Division, among others. Mr. Peyton’s qualifications to sit on the Corporation’s Board of Directors include his insight into our operations and strategy as Chief Executive Officer as well as his extensive prior experience in senior leadership roles.

Martha C. Poulter (age 56)

Ms. Poulter has served on the Corporation’s Board of Directors since September 2021. Ms. Poulter is Senior Vice President and Chief Information Officer for Royal Caribbean Group, a global cruise company. In this role, she leads Royal Caribbean Group’s global IT team both on shore and shipboard across multiple brands including Royal Caribbean International, Celebrity Cruises, and Silversea Cruises. Prior to joining Royal Caribbean in 2018, Ms. Poulter was Executive Vice President and Chief Information Officer at Starwood Hotels & Resorts Worldwide, Inc. Before joining Starwood in 2014, Ms. Poulter served as Vice President and Chief Information Officer at GE Capital with global responsibility for IT strategy and operations. Ms. Poulter holds a B.S.E. degree in Computer Science and Engineering from the University of Connecticut and completed her M.B.A. at the University of New Haven. Ms. Poulter’s qualifications to sit on the Corporation’s Board of Directors include her many years of information and IT operations leadership experience in various industries, including hospitality and financial services.

•  Member of the Audit Committee

•  Cyber Security Liaison

61

2024 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

Matthew T. Ryan (age 61)

Mr. Ryan joined the Corporation’s Board of Directors in March 2024. He currently serves as Chief Executive Officer of Soli Organic, the market leader in organic controlled environment agriculture since 2021. Matt brings to the table over 35 years of experience at blue chip growth companies in retail, CPG and entertainment, including Starbucks and The Walt Disney Company. He was the Executive Vice President, Chief Marketing Officer of Starbucks from 2018-2020. He has also held strategic planning roles with several national and international advertising agencies and currently serves on the Board of Directors for Kaiser Permanente Heath Plan and Hospitals. Mr. Ryan’s qualifications to sit on the Corporation’s Board of Directors include his franchise experience across the restaurant and hospitality industries.

•  Member of the Audit Committee

Arthur F. Starrs (age 47)	Mr. Starrs has served on the Corporation’s Board of Directors since May 2023. Mr. Starrs is Chief Executive Officer of Topgolf International, Inc., a sports entertainment company, and has served in such capacity since April 2021. Mr. Starrs is responsible for Topgolf’s global businesses which include domestic and international Topgolf venues, Toptracer, and Topgolf Media. Prior to Topgolf, Mr. Starrs was the Global CEO of Pizza Hut, a division of Yum! Brands and global restaurant business, from July 2019 until April 2021. He was President of Pizza Hut U.S. from April 2016 to July 2019, General Manager of Pizza Hut U.S. October 2015 to April 2016. Prior to that he served as Chief Financial Officer of Pizza Hut U.S. from January 2014 to October 2015 and Vice President – Finance from August 2013 to December 2013. He previously served on the board of directors for Grubhub, Inc. and currently serves as a board member for Five Iron Golf. He is a member of numerous non-profit boards, including The First Tee of Greater Dallas, First Book, The Greater Dallas Youth Orchestra, and Greenhill School. Mr. Starrs’ qualifications to sit on the Corporation’s Board of Directors include his franchise experience across the restaurant and hospitality industries, his experience in management and finance, and his service on the boards of directors or public and private companies.

Lilian C. Tomovich (age 56)	Ms. Tomovich has served on the Corporation’s Board of Directors since January 2017. Ms. Tomovich has served as the Chief Marketing Officer of Barclays US Consumer Bank since September 2021. Ms. Tomovich served as the Chief Marketing Officer of Grove Collaborative, a home essentials company, from August 2020 to February 2021. She served as the Chief Experience Officer and Chief Marketing Officer for MGM Resorts International, a global hospitality company, from July 2014 to December 2019. Ms. Tomovich served as the Senior Vice President, US Consumer Marketing for MasterCard Worldwide, a global payments solutions company, from 2013 to 2014 and was the country head of Marketing for Canada from 2010 to 2013. Ms. Tomovich’s qualifications to sit on the Corporation’s Board of Directors include her 25 years of marketing experience across all channels in the hospitality, retail, financial services, and telecom industries.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION

OF ALL OF THE DIRECTOR NOMINEES.

62

2024 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT AUDITOR FOR THE 2024 FISCAL YEAR

Ernst & Young LLP served as the Corporation’s independent auditor for the fiscal year ended December 31, 2023 and the Audit Committee has unanimously selected Ernst & Young LLP to serve as the Corporation’s independent auditor for the fiscal year ending December 31, 2024.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders do not approve this proposal, the Audit Committee will reconsider the appointment of Ernst & Young LLP as the Corporation’s independent auditor.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT

AUDITOR FOR THE 2024 FISCAL YEAR.

PROPOSAL THREE: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, the Board of Directors provides stockholders with the opportunity to cast an advisory vote on the Corporation’s executive compensation. Pursuant to an advisory vote at our 2023 annual meeting, our stockholders elected to hold such advisory votes on an annual basis until the next vote regarding the frequency of future advisory votes, which will occur at the annual meeting in 2029.

The core of the Corporation’s executive compensation policies and practices continues to be to pay-for-performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. The Board of Directors believes the Corporation’s compensation programs and policies are strongly aligned with the long-term interests of the stockholders of the Corporation.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on executive compensation, including the Corporation’s compensation philosophy and objectives and the 2023 compensation of the Corporation’s NEOs.

The Board of Directors recommends that stockholders indicate their support for the compensation of the Corporation’s NEOs and the Corporation’s compensation philosophy as described in this proxy statement by approving the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Corporation’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table, other compensation tables, narrative discussion and related disclosure.”

Although this vote is advisory and therefore non-binding on the Corporation, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE CORPORATION’S NAMED

EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

63

2024 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL FOUR: A STOCKHOLDER PROPOSAL REGARDING CLIMATE CHANGE POLICIES AND CLIMATE CHANGE RISK DISCLOSURES

The Corporation received from The Accountability Board (the “Accountability Board”) the following stockholder proposal (for purposes of this section, the “Accountability Board Proposal”) for action at the Annual Meeting. The Accountability Board has indicated that it has continuously held at least $25,000 in market value of the Corporation’s securities entitled to be voted on the Accountability Board Proposal for at least one year, and confirmed its intention to continue to hold those securities through the date of the Annual Meeting.

The Accountability Board Proposal will be voted on at the Annual Meeting upon proper presentation by the Accountability Board. The following text of the Accountability Board Proposal and supporting statement appears exactly as received by the Corporation. All statements contained in the Accountability Board Proposal are the sole responsibility of the Accountability Board.

RESOLVED: Shareholders request that within six months, Dine Brands publish a report that (1) explains the Board’s governance practices with respect to determining climate change policies and the company’s lack of climate change risk disclosures and (2) adopts measurable targets for reducing emissions, thereby furthering its professed commitment to addressing climate change.

SUPPORTING STATEMENT:

Dear fellow shareholders,

In Dine’s 2022 ESG Report, CEO John Peyton said the company’s “long-term success is intimately linked” to the communities it serves, so it pays “very close attention to the factors affecting those communities, including…climate change[.]”

But Dine hasn’t published any targets for measurably reducing its greenhouse gas emissions. And incredibly, climate change isn’t even acknowledged or mentioned in its 10-K risk disclosures; even in filings certified by Mr. Peyton himself, the phrase “climate change” has never appeared.

Surely, this must raise substantial governance questions about the Board’s analysis and management of such a socially and materially consequential concern. After all, a board asleep at the wheel through the climate crisis would be a nightmare for shareholders.

Compare, for example, Dine’s lack of climate change risk disclosures to the extensive disclosures of other restaurant companies which correlate this significant policy issue to material risks that could jeopardize the delivery of durable financial returns. McDonald’s, for example, publishes a comprehensive “Climate Risk and Resiliency” report and Yum! Brands issued a “Taskforce on Climate-related Financial Disclosures” report.

Beyond McDonald’s and Yum!, some of the other food companies whose 10-Ks disclose climate risks include Aramark, Bloomin’ Brands, Brinker, Cal-Maine, Chipotle, Coca-Cola, Conagra, Costco, Cracker Barrel, Darden, Denny’s, Domino’s, El Pollo Loco, Fiesta Restaurant Group, First Watch, General Mills, Hormel, Jack in the Box, Kraft Heinz, Kroger, McDonald’s, Noodles and Co., Papa John’s, PepsiCo, Pilgrim’s Pride, Post, Potbelly, Red Robin, Restaurant Brands International, Ruth’s Hospitality, Shake Shack, Starbucks, Sysco, Target, The Cheesecake Factory, Tyson Foods, US Foods, Walmart, and Wendy’s.

(Some disclosure examples are at TABholdings.org/Climate.)

Further, in terms of its approach to addressing the climate crisis, though Dine says it’s “aligned” with the U.N. Sustainable Development Goal of taking “urgent action to combat climate change,” it just vaguely describes its “focus” as being to “engage” vendors/franchisees to reduce emissions. What’s missing are forward-looking targets for measurably reducing emissions—something McDonald’s and other companies have established.

64

2024 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

The incongruity between so many other companies’ climate change risk disclosures (including from Dine’s competitors and suppliers alike), Mr. Peyton’s previous comments about climate change, and Dine’s total lack of climate change risk disclosures—coupled with its lack of measurable emission reduction goals—gives rise to considerable concerns regarding the Board’s role in overseeing this significant policy matter.

As such, we believe meaningful disclosures and commitments are now required.

Thank you.

Contact: DIN@TABholdings.org

THE BOARD OF DIRECTORS’ RESPONSE TO THE STOCKHOLDER PROPOSAL

The Board of Directors recommends that you vote AGAINST this proposal.

The Board of Directors has carefully considered the above proposal and, for the reasons set forth below, believes that it is not in the best interests of the Corporation and our stockholders.

The Corporation, including its Board of Directors and management team, is highly focused on the significance of climate change, the environmental impact of the Corporation’s business and operations, and reduction of the Corporation’s emissions. Further, the Corporation acknowledges that these issues are of increasing importance to our stockholders, stakeholders and the neighborhoods and communities we serve, and, as outlined below, we believe we are appropriately addressing these issues. The Board of Directors believes that adopting the proposal and preparing the requested report is unnecessary, and that preparing such report would be duplicative of existing efforts, overly burdensome and an inefficient use of the Corporation’s resources in light of the Corporation’s existing efforts on these topics.

Governance Practices with Respect to Climate Change

First, the proposal requests that the Corporation publish a report explaining the Board of Directors’ governance practices with respect to determining climate change policies. However, the Corporation already outlines such governance practices in its ESG Report and in this Proxy Statement.

Annually, the Corporation publishes a comprehensive ESG Report, which is generally released in May of each year and available on the Corporation’s website. The ESG Report underscores the Corporation’s commitment to ESG matters affecting our neighborhoods and communities, including with respect to climate change matters. Of note, the ESG Report discusses the Board of Directors’ role in overseeing and supporting ESG initiatives. The ESG Report details the structures, teams and committees in place at the Corporation to take a comprehensive approach in addressing ESG matters, including climate change.

As noted elsewhere in this Proxy Statement, the Board of Directors and each of its committees have an active role in overseeing the Corporation’s ESG strategy and risks. In particular, the Nominating and Corporate Governance Committee reviews and oversees the Corporation’s actions on issues related to corporate social responsibility, sustainability (including climate change), philanthropy, and other matters associated with the Corporation’s participation as a global corporate citizen, including the associated risks.

Climate Change Risk

Second, the proposal requests that the report include an explanation for the Corporation’s lack of climate change risk disclosure. However, in the Corporation’s Annual Report on Form 10-K for fiscal year 2023, the Corporation included specific risk factors discussing the potential impact of climate change on restaurant sales and operations and the supply chain, including the availability and cost of ingredients, and the Corporation’s business continuity plan in light of natural disasters that may be caused by climate change. Further, in the Corporation’s most recent ESG Report, the Corporation includes a “Materiality Matrix”, ranking relevant ESG issues by importance to stockholders and significance of the issues’ impact on the Corporation’s ESG efforts. The categories of climate change management, energy and greenhouse gas management, sustainable sourcing, sustainable packaging, and water management are all included therein.

Targets for Reducing Emissions

Finally, the proposal requests that the Corporation adopt measurable targets for reducing emissions. However, the Corporation does not believe that setting such targets are appropriate at this time, and instead the Corporation has adopted a broader strategy to combat climate change.

65

2024 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

As discussed in last year’s ESG Report, the Corporation’s climate accountability strategy aligns with several United Nations Sustainable Development Goals, including Goal #13: Take urgent action to combat climate change. As concrete examples of the Corporation’s efforts in furtherance of that goal, the Corporation has:

•	Approved key kitchen equipment lists for Applebee’s and IHOP that identify energy star and more energy efficient equipment as part of the brands replacement strategy.

•	Instituted water conservation efforts via smarter equipment that have saved an estimated 911 million gallons annually across participating US locations.

•	Continued to test new technologies to reduce energy consumption at the restaurant level.

•

Reduced emissions by donating food instead of contributing food waste to the landfill in partnership with Hope of the Valley Rescue Mission for food donations from the Glendale Restaurant Support Center, donating over 15 metric tons of food in 2022, which equals 28,070 meals recovered, saving 24.49 tons of carbon dioxide emissions. Further, Since 2020, Applebee’s, IHOP, and their domestic franchisees donate on average 26 metric tons of food annually to their local communities through distribution centers. In 2022, over 23 metric tons were donated by distribution centers, which equals 43,567 meals recovered, saving 38.01 tons of carbon dioxide emissions.

•

Conducted an annual assessment of energy, water use and waste production at our 69 former company-owned restaurants and 1,053 U.S. franchise locations as of 2022 (including Scope 1 and Scope 2 emissions of then company-owned Applebee’s and Scope 3 on waste of the participating franchisees and then-company-owned Applebee’s).

•

Reinstated the paper recycling program at the Glendale Restaurant Support Center after implementing the return to office and implemented the paper recycling program the Pasadena Restaurant Support Center, along with oil recycling and coffee pod recycling.

•

Utilized Ecolab in-restaurant solutions at participating restaurants to reduce the consumption of carbon dioxide emissions with product application, which saved an estimated 8.6 million gallons of water and 146,000 therms of energy, and helped avoid 387,550 pounds of waste in 2022. This equals 789 metric tons of CO2e saved—equivalent to the annual emissions of 166 passenger vehicles.

•

Implemented new thermoformed sustainable food packaging design leading to an annual avoided impact of 615 metric tons of carbon dioxide in greenhouse gas emissions, 155,000 cubic meters of water consumed and 87 metric tons of polypropylene consumption in our Applebee’s restaurants.

The above examples, which are described in the Corporation’s latest ESG Report, are just a subset of the steps being taken by the Corporation to combat climate change and advance other ESG goals.

The Board and management will continue to evaluate the Corporation’s climate change disclosures, goals and initiatives. The Corporation intends to continue to publish ESG Reports on an annual basis which includes detailed information on our goals, targets, and progress with respect to climate change. For example, the most recent ESG Report included Scope 1 and 2 emissions data with respect to company-owned restaurants through October 2022, and we intend to include similar data in the future. In addition, the Corporation has hired an independent third party to assess the Corporation’s current ESG reporting practices and how these disclosures can be enhanced in the future, including in relation to climate change.

Conclusion

We do not believe that stockholders will gain any value from a separate report explaining the Board’s governance practices with respect to determining climate change policies and risk disclosures or adopting specific targets for emissions as requested by the proponent. Additionally, we believe that the use of our resources in producing such a report and adopting such targets is not in the best interest of stockholders, particularly when the Corporation has been transparent regarding its commitment to a combatting climate change.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

66

2024 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL FIVE: A STOCKHOLDER PROPOSAL REGARDING GROUP-HOUSED PORK

The Corporation received from The Humane Society of the United States (“HSUS”) the following stockholder proposal (for purposes of this section, the “HSUS Proposal”) for action at the Annual Meeting. HSUS has indicated that it has held at least $2,000 in market value of the Corporation’s securities entitled to be voted on the HSUS Proposal for at least three years, and confirmed HSUS’s intention to continue to hold those securities through the date of the Annual Meeting.

The HSUS Proposal will be voted on at the Annual Meeting upon proper presentation by HSUS. The following text of the HSUS Proposal and supporting statement appears exactly as received by the Corporation. All statements contained in the HSUS Proposal are the sole responsibility of HSUS.

RESOLVED: Shareholders ask Dine Brands to establish (and publish) measurable targets for switching to group-housed pork in its U.S. restaurants, then regularly report progress meeting them.

Supporting Statement:

Concerns have arisen about Dine’s approach to an ethically and materially important issue. Here’s the background:

In 2013, Dine pledged to eliminate gestation crates from its pork supply by 2020. These cages repeatedly lock pigs into restrictive solitary confinement for months or weeks on end, preventing them from even turning around.

Dine’s pledge made sense, given animal welfare’s ethical and material consequences. For example, Dine’s recent 10-Ks list animal welfare as one issue that can “have a material adverse effect on our business or financial condition.”

But despite touting its pledge for years, by 2020, Dine had yet to report any measurable progress; and now, it’s wordsmithed the commitment in a way that renders it essentially meaningless.

Dine now says it’s “committed to sourcing pork products for our domestic Applebee’s and IHOP restaurants from suppliers who utilize group housing systems.” Let’s examine that though.

1.

For years, Dine said it was eliminating gestation crates. But the new statement is about “group housing.” That’s a substantial difference, since some “group housing” moves pigs between being locked in gestation crates (for weeks at a time) and groups.

2.

Even putting that issue aside, Dine’s new statement doesn’t commit to using any actual group-housed pork: it’s to use suppliers with some group housing somewhere in their supply chains—even if not for the pork Dine buys.

3.	But this merely reflects an industry average. As a National Pork Producers Council spokesperson said in 2023, over 40% of domestic pork production now uses some kind of group housing.

4.	Lastly, the pledge isn’t even for Dine to source 100% of its pork from such suppliers—but just to use some unspecified amount from them.

Thus, the statement’s virtually meaningless: it’d be like pledging to buy some product from some vendors that offer both conventional and sustainable packaging, without pledging to actually buy the more sustainable options.

Meanwhile, gestation crates have been banned or restricted in eleven states (see CageFreeLaws.com). And other pork buyers exclusively use group-housed pork (or are on track to), including McDonald’s, Wendy’s, Burger King, Panera, Cheesecake Factory, Chipotle, Jack in the Box, Shake Shack, Aramark, Campbell’s, General Mills, and more.

In fact, McDonald’s has reached 91% group-housed pork in the U.S. and says it’ll reach 100% in 2024. Wendy’s already uses 100% in the U.S. And Jack in the Box has measurable targets for reaching 25% in 2024, 50% in 2025, and “all, or substantially all” group-housed pork in 2026.

But not Dine.

Despite still claiming its animal welfare approach “is rooted in the health and welfare of animals as well as accountability,” a decade after pledging to eliminate gestation crates, Dine no longer even has measurable targets on the topic. That should change.

THE BOARD OF DIRECTORS’ RESPONSE TO THE STOCKHOLDER PROPOSAL

The Board of Directors recommends that you vote AGAINST this proposal.

67

2024 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

The Corporation regularly engages with stockholders, stakeholders, and industry experts on a variety of animal welfare and other ESG topics. We publish an annual ESG Report, available on our website at https://www.dinebrands.com/en/esg. At the center of this proposal is the Corporation’s prior commitment to eliminate the use of gestation crates in its pork supply chain. The history behind this commitment and the reasons we revised our goals with respect to our pork supply chain are summarized below.

In 2013, the Corporation made a commitment to eliminate the use of gestation crates in its pork supply chain by 2020. This was a genuine commitment made in good faith at that time, and we believed that evolving supply chain conditions would support the commitment. Unfortunately, the pork supply industry did not evolve as expected and it became apparent that it was not feasible for us to achieve this goal because of the limited supply of pork available from producers that did not use gestation crates.

Once this became clear, we worked with stakeholders and industry experts to reevaluate our pork supply commitment. We even worked with the proponent, seeking their feedback in advance of making changes in our pork supply commitments. Ultimately, in 2020, the Corporation made a commitment to sourcing pork from U.S. suppliers that use group housing systems for its domestic restaurants across both brands. This updated commitment was made after careful consideration and collaboration with a variety of stakeholders and industry experts. We believe that this commitment is in line with industry trends in the pork supply chain and will lead to an improvement in animal welfare.

Although the Corporation’s original commitment to eliminate gestation crates in its supply chain proved infeasible, we have continued in our commitment to enhancing animal welfare and report on our progress regarding group housed pork annually in our ESG Report. As of December 2023, 50% of our pork supply came from suppliers who use group housing systems, which is an improvement over our last reported number of 40%.

We understand that the proponent is not satisfied with our new commitment or the state of the pork supply industry and continues to advocate for the elimination of gestation crates in the pork supply chain, but industry conditions render us unable to make the pork supply commitments that the proponent seeks. We are dependent on suppliers in the industry and have no direct control over their practices. We do not produce any pork ourselves. Further, we and our franchisees represent a relatively small proportion of the pork demand—approximately 0.2% of the U.S. domestic pork market in 2022, the most recent year for which we have such data. We therefore have very limited ability to dictate terms to our suppliers.

We continue to work on sourcing pork from U.S. suppliers using group housing systems. We expect to continue reporting on our pork supply chain commitment, other animal welfare initiatives, and ESG matters generally in future ESG annual reports, which we believe is the appropriate report to address these topics. Our 2023 ESG Report is planned for publication in April 2024.

In summary, the Board and management will continue to evaluate the pork supply chain and the Corporation’s pork supply commitments. However, we are not able to make further commitments on targets in the absence of industry data that supports the feasibility of such commitments. The use of our resources in producing such a report is not in the best interest of stockholders as we do not believe that stockholders will gain any value from the report requested by the proponent, particularly when the Corporation has been transparent previously and in this statement regarding the reasons why it was unable to fulfill its original commitment to eliminate the use of gestation crates in its pork supply chain.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

68

2024 PROXY STATEMENT
PROPOSALS OF STOCKHOLDERS

PROPOSALS OF STOCKHOLDERS

The Board of Directors will make provision for presentation of proposals of stockholders at the 2025 annual meeting of stockholders provided such proposals are submitted by eligible stockholders who have complied with the Bylaws of the Corporation and/or the relevant regulations of the SEC. In order for any such proposals to be considered for inclusion in the proxy materials for the 2025 annual meeting of stockholders, the proposal should be mailed to Dine Brands Global, Inc., Attn: Office of the Secretary, 10 West Walnut Street, 5th Floor, Pasadena, California 91103, and must be received no later than November 29, 2024.

Stockholders who intend to present a proposal at the 2025 annual meeting of stockholders without inclusion of such proposal in the Corporation’s proxy materials or to nominate a director to stand for election at the 2025 annual meeting of stockholders are required to provide notice of such proposal or nomination to the Corporation no earlier than January 14, 2025 and no later than February 13, 2025 and must otherwise comply with the requirements set forth in our Bylaws. In addition to satisfying these, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2025.

The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

69

2024 PROXY STATEMENT
HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC permits us to deliver a single copy of the notice, proxy statement and annual report to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. We will promptly deliver a separate copy of the notice, proxy statement and annual report to any such stockholder upon written or oral request. A stockholder wishing to receive a separate notice, proxy statement or annual report can notify us at Dine Brands Global, Inc., Investor Relations, 10 West Walnut Street, 5th Floor, Pasadena, California 91103, telephone: (866) 995-DINE. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

70

2024 PROXY STATEMENT
OTHER BUSINESS

OTHER BUSINESS

As of the date of this proxy statement, the management of the Corporation is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christine K. Son

Senior Vice President, Legal, General Counsel and Secretary

March 29, 2024

Pasadena, California

71

2024 PROXY STATEMENT
APPENDIX A

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

This proxy statement includes references to the Corporation’s non-GAAP financial measure “adjusted EBITDA.” Management may use non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Additionally, adjusted EBITDA is a metric used in determining payouts under the Corporation’s annual cash incentive plan. Management believes that non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Corporation’s performance compared to prior periods and the marketplace. Adjusted EBITDA is a supplemental non-GAAP financial measure and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Reconciliation of the Company’s net income to “adjusted EBITDA.” The Company defines adjusted EBITDA as net income or loss, adjusted for the effect of interest charges, income tax provision or benefit, depreciation and amortization, non-cash stock-based compensation, closure and impairment charges, gain or loss on extinguishment of debt, gain or loss on disposition of assets, and other items deemed not reflective of current operations. Management may use certain non-GAAP measures along with the corresponding U.S. GAAP measures to evaluate the performance of the Company and to make certain business decisions.

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2023	2022	2023	2022

Net income, as reported	33,039	11,351	97,176	81,111

Interest charges on finance leases	699	849	2,771	4,519

All other interest charges	20,664	17,813	79,336	67,713

Income tax (benefit) provision	(6,889)	8,009	14,527	33,674

Depreciation and amortization	9,408	9,073	35,630	37,918

Non-cash stock-based compensation	3,823	4,003	11,990	16,131

Closure and impairment charges	506	(31)	3,594	3,062

(Gain) loss on extinguishment of debt	—	(1,371)	10	(210)

Loss (gain) on disposition of assets	41	496	2,350	(2,536)

Merger and acquisition costs	—	5,052	804	6,027

IHOP Flip’d initiative	—	—	5,121	—

Other	864	1,756	3,095	4,463

Adjusted EBITDA	$62,155	$57,000	$256,404	$251,872

A-1

C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) 000001 ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 P.M., Eastern time, on ADD 3 May 13, 2024. Online Go to www.envisionreports.com/DIN or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/DIN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2024 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all director nominees listed, FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5. 1. To elect ten directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified: + For Against Abstain For Against Abstain For Against Abstain 01 - Howard M. Berk 02 - Richard J. Dahl 03 - Michael C. Hyter 04 - Caroline W. Nahas 05 - Douglas M. Pasquale 06 - John W. Peyton 07 - Martha C. Poulter 08 - Matthew T. Ryan 09 - Arthur F. Starrs 10 - Lilian C. Tomovich For Against Abstain For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2024. 3. Approval, on an advisory basis, of the compensation of the Corporation’s named executive officers. 4. Stockholder proposal regarding climate change policies and climate change risk disclosures. 5. Stockholder proposal regarding group-housed pork. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1UPX 605420 03Z0BA

2024 Annual Meeting Admission Ticket 2024 Annual Meeting of Dine Brands Global, Inc. Stockholders May 14, 2024, 8:00 a.m., PT 10 West Walnut Street, 5th Floor Pasadena, CA 91103 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/DIN Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/DIN IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Dine Brands Global, Inc. + Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2024 John W. Peyton and Christine K. Son, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Dine Brands Global, Inc. to be held on May 14, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the director nominees, FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2024 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all director nominees listed, FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5. 1. To elect ten directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified: + For Against Abstain For Against Abstain For Against Abstain 01 - Howard M. Berk 02 - Richard J. Dahl 03 - Michael C. Hyter 04 - Caroline W. Nahas 05 - Douglas M. Pasquale 06 - John W. Peyton 07 - Martha C. Poulter 08 - Matthew T. Ryan 09 - Arthur F. Starrs 10 - Lilian C. Tomovich For Against Abstain For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2024. 3. Approval, on an advisory basis, of the compensation of the Corporation’s named executive officers. 4. Stockholder proposal regarding climate change policies and climate change risk disclosures. 5. Stockholder proposal regarding group-housed pork. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 605420 + 03Z0CA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/DIN IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Dine Brands Global, Inc. Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2024 John W. Peyton and Christine K. Son, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Dine Brands Global, Inc. to be held on May 14, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the director nominees, FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)